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                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                              WWW.FLSB.USCOURTS.GOV

                                                             [SEAL]
                                                      [US BANKRUPTCY COURT
                                                    SO. DISTRICT  OF FLORIDA
                                                         JULY 16 2004
                                                   FILED_______ RECEIVED_______]

In re:                              Section    (Chapter 11)
                                    Section
ATLAS AIR WORLDWIDE HOLDINGS,       Section     Case numbers 04-10792-BKC-RAM
INC.; ATLAS AIR, INC.;              Section     through 04-10796-BKC-RAM
POLAR AIR CARGO, INC.;              Section
AIRLINE ACQUISITION CORP. I; AND    Section     Jointly Administered under
ATLAS WORLDWIDE AVIATION            Section     Case Number 04-1 0792-BKC-RAM)
LOGISTICS, INC.                     Section
                                    Section
        Debtors                     Section

                 ORDER CONFIRMING FINAL MODIFIED SECOND AMENDED
                  JOINT PLAN OF REORGANIZATION OF THE DEBTORS

      THIS CAUSE came before the Court on July 14,2004 at 9:30 a.m. to consider confirmation of the Modified Second Amended Joint Plan of Reorganization of the Debtors (C.P. No. Not Assigned), and all amendments, modifications, and supplements thereto announced on the record, a copy of which is attached hereto as Exhibit A (the "Plan"),(1) filed by Atlas Air Worldwide Holdings, Inc. ("Holdings"); Atlas Air, Inc. ("Atlas"); Polar Air Cargo, Inc. ("Polar"); Airline Acquisition Corp. I ("Acquisition"); and Atlas Worldwide Aviation Logistics, Inc. ("Logistics"), Holdings, Atlas, Polar, Acquisition, and Logistics are referred to herein collectively as the "Debtors."(2) Based on the evidence presented (including the proffers of testimony and the entire

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      (1) Capitalized terms not defined in this Order have the meanings ascribed to them in the Glossary of Defined Terms attached as Exhibit A to the Plan, unless the context otherwise requires. If a capitalized term is not defined in either this Order or the Glossary of Defined Terms, then it [ILLEGIBLE] the meaning prescribed in the Bankruptcy Code or Bankruptcy Rules, whichever is applicable. If there is any direct conflict between the terms of the Plan and the terms of this Order, the terms of this Order shall control.

      (2) References to the Debtors in this Order shall be deemed to refer to the Debtors in these bankcruptcy cases to the extent the context of such reference applies to a time period before the Effective Date, and shall be deemed to refer to the Debtors as recognized to the extent the context of such reference applies to a time period on or after the Effective Date.

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[ILLEGIBLE]                                [UNITED STATES BANKRUPTCY COURT SEAL]

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record in these chapter 11 cases), the arguments and representations of counsel, and the Findings of Fact and Conclusions of Law entered contemporaneously with this Order, the Court has determined that the Plan satisfies the applicable provisions of the Bankruptcy Code, and should therefore be confirmed. Accordingly, it is ORDERED:

      I. NOTICE

      1. Based on the actual notice given by the Debtors to known parties in interest of the Plan and the information and deadlines contained in the Disclosure Statement Approval Order and the Solicitation Materials, including the Subscription Form, all as described in the Findings of Fact and Conclusions of Law; notice of the Plan, and the information and deadlines in the Disclosure Statement Approval Order and the Solicitation Materials, including the Subscription Form, is adequate under the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and Orders of this Court, In addition, based on the constructive notice by publication of the Plan and the information and deadlines contained in the Disclosure Statement Approval Order, all as described in the Findings of Fact and Conclusions of Law, all Persons for whom the Debtors do not have a deliverable address and Persons unknown to the Debtors received adequate and sufficient notice under the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and Orders of this Court, which notice was reasonably calculated to apprise such Persons under the circumstances of the Plan and the information and deadlines contained in the Disclosure Statement Approval Order.

      II. CONFIRMATION OF THE PLAN AND APPROVAL OF PLAN DOCUMENTS

      2. The modifications embodied in the Plan are APPROVED.

      3. The Plan is CONFIRMED in its entirety, and all of the terms and condition contained in the Plan and Plan Documents are APPROVED.

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      4. All objections to confirmation of the Plan not withdrawn or otherwise resolved are expressly overruled.

      5. The Plan Documents, including without limitation, the documents and forms of documents filed under the Notice of Filing Plan Documents dated June 14,2004 (C.P. No. 1136) and the Polar Air Cargo, Inc. General Unsecured Creditors' Trust Agreement (as amended), and such other certificates, documents, and instruments that may be necessary or appropriate to effect the Plan and transactions contemplated thereby (collectively, the "Plan Documents") and the terms and conditions thereof are approved. The Debtors and the non-debtor parties to the Plan Documents are authorized to modify the Plan Documents without further order of the Court to the extent necessary to correct typographical and grammatical errors and to make conforming or other nonmaterial changes required or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, the terms of this Order and the transactions respectively contemplated thereby. The Debtors and the non-debtor parties to the Plan Documents are authorized to execute and deliver the Plan Documents as required and directed by the Plan. On and after the Effective Date and as executed by the applicable Debtors, the Plan Documents shall represent the binding obligations of the Debtors as reorganized, and the terms and conditions thereof shall be effective and enforceable as provided for therein.

      III. APPROVAL OF GLOBAL SETTLEMENT

      6. The terms and conditions of the settlement and compromise described in the Binding Term Sheet for Global Settlement attached to the Disclosure Statement as Exhibit F (the "Global Settlement") and implemented pursuant to the Plan are approved in all respects, and the Debtors are authorized to undertake any and all action necessary or appropriate to consummate or effectuate the

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terms of the Global Settlement as implemented by the Plan.

      IV. EFFECTS OF CONFIRMATION OF THE PLAN

      7. The provisions of the Plan and this Order are binding on the Debtors and each Claimholder, Interestholder, any interested party in the Bankruptcy Cases, and any other Person and its respective agents, heirs, successors, and assigns, regardless of whether such party voted to accept the Plan.

      8. On entry of this Order, the Debtors and each of their respective directors, officers, agents, and attorneys, along with the parties to the Plan Documents and Emergence Credit Facility, are authorized to (i) effect any and all transactions contemplated or required by the Plan and (ii) on and after the Effective Date, take all necessary and appropriate steps and corporate action to implement the terms of the Plan, the Plan Documents, and the Emergence Credit Facility regardless of whether such actions are specifically referred to in the Plan, the Plan Documents, or the Emergence Credit Facility, without the need for further shareholder, director, officer, any other corporate approvals, or further order of the Court.

      9. Except as otherwise provided by the Plan, the rights granted in the Plan and the treatment of Claims and Equity Interests are in exchange for, and in complete satisfaction, discharge, and release of, all debts and Claims of any nature whatsoever against the Debtors and any of the Estate Property, regardless of whether such Claims or debts arose before or during the Bankruptcy Cases or in connection with implementation of the Plan, Except as otherwise provided in the Plan, on the Effective Date, the Debtors are discharged and released from any and all debts and Claims, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), and 502(i), regardless of whether (i) a proof

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of claim based on such debt or Claim is filed or deemed filed under Bankruptcy
Code section 501; (ii) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (iii) the holder of a Claim based on such debt has accepted the Plan, Except as otherwise provided in the Plan, this Order is a judicial determination of a discharge of all Claims against, and other liabilities of, the Debtors. In accordance with Bankruptcy Code section 524, such discharge voids any judgment rendered against the Debtors (to the extent it relates to a discharged debt or Claim), and operates as an injunction against the prosecution of any action against the Debtors or the Estate Property, (to the extent it relates to a discharged debt or Claim).

      10. Except as otherwise provided in the Plan, on the Effective Date, any judgment rendered against the Debtors (at anytime obtained), to the extent that such judgment is a determination of liability of the Debtors concerning any discharged debt or Claim, is rendered null and void,

      11. Unless otherwise provided in the Plan or order of the Bankruptcy Court, any and all injunctions or automatic stays provided for in the Bankruptcy Cases under Bankruptcy Code sections 105 and 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through the Effective Date,

      12. Except as otherwise provided in the Plan or this Order, at all limes on and after the Effective Date, all Persons who have been, are, or may be holders of debts or Claims against, or Equity Interests in, the Debtors arising before the Effective Date, are enjoined from taking any of the following actions against or affecting the Debtors, their Estates, or the Estate Property with respect to such debts, Claims, or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

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            (a) commencing, conducting, or continuing in any manner, whether directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors, their Estates, or the Estate Property (including all suits, actions, and proceedings pending as of the Effective Date, which shall be deemed to be withdrawn or dismissed with prejudice);

            (b) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, or the Estate Property;

            (c) creating, perfecting, or otherwise enforcing in any manner, whether directly or indirectly, any Lien against the Debtors, their Estates, or the Estate Property;

            (d) asserting any subrogation or recoupment right of any kind, whether directly or indirectly, against any obligation due the Debtors, their Estates, or the Estate Property; and proceeding in any manner and in any place that does not conform to, or comply with, the provisions of the Plan.

      V. PROVISIONS RELATED TO EXECUTORY CONTRACTS

      13. In accordance with section 5.1 of the Plan and except as otherwise provided in section 5.2 of the Plan, on the Confirmation Date, all Executory Contracts identified on the Assumption Schedule dated July 13, 2004 and filed with the Bankruptcy Court under C.P. No. (Not Yet Assigned) (the "Assumption Schedule") are assumed by the Debtors under Bankruptcy Code section 365 and 1123, which assumption shall be deemed effective on the Effective Date (the "Assumed Executory Contracts"). Any existing monetary default that must be cured pursuant to Bankruptcy Code section 365(b) (each a "Cure Claim" ) is identified next to the related Assumed Executory Contract in the Cure Claim Schedule attached to this Order as Exhibit B (the "Cure Claim

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Schedule"), The Cure Claims designated on the Cure Claim Schedule as "Not
Disputed" are approved and deemed allowed and binding on all parties to the Assumed Executory Contracts (the "Allowed Cure Claims"). The Cure Claims designated on the Cure Claim Schedule as "Disputed" have been objected to by the Debtors and are subject to a judicial determination by this Court as to their proper amount at a subsequent hearing (the "Disputed Cure Claims"), Except with respect to Cure Claims for which the deadline for asserting them (as described in the Disclosure Statement Approval Order) did not elapse before the Confirmation Date, all other Cure Claims that are not listed on the Cure Claim Schedule with respect to Assumed Executory Contracts are deemed waived and forever barred because the non-debtor parties to such Assumed Executory Contracts did not file a Cure Claim by the Cure Claim Bar Date established by the Disclosure Statement Approval Order and consequently, there shall not be any amount payable by, or required of, the Debtors for the assumption of any related Assumed Executory Contracts. Within ten (10) Business Days after the Effective Date, the Disbursing Agent shall pay all Allowed Cure Claims related to Assumed Executory Contracts, With respect to Disputed Cure Claims, the Disbursing Agent shall pay such amount that is determined pursuant to a Final Order of the Bankruptcy Court either (a) establishing the allowed amount of the Disputed Cure Claim or (b) approving an agreement between the Debtors and the non-debtor party concerning the agreed amount of the Disputed Cure Claim, such payment to be made within ten (10) Business Days after entry of such Final Order. If the Court has not determined by the Effective Date the allowed amount of any Disputed Cure Claim that is subject to a pending objection, the Assumed Executory Contract related to such Disputed Cure Claim shall be deemed assumed by the applicable Debtor on the date the Bankruptcy Court enter a Final Order determining the allowed amount of the Disputed Cure Claim but such assumption shall be effective

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retroactively to the Effective Date.

      14. In accordance with section 5.2 of the Plan, the EETC Documents, including without limitation, any EETC Documents identified on the Assumption Schedule referred to in section 5.1 of the Plan, are assumed (subject to amendment as contemplated by and described in the EETC Final Agreements and the OP Final Agreements) by the Debtors on the later of (i) the Effective Date or
(ii) the EETC Effective Date, pursuant to the terms and conditions of the Plan, the EETC Restructuring Agreements, the Restructure Agreements, the Owner Participant Term Sheet, the FINOVA Purchase Term Sheet, the Bankers Commercial Purchase Agreement, and any settlement agreement embodying a compromise between Atlas and DVB Bank AG regarding Boeing 747-400F aircraft, tail no. N409MC, Notwithstanding any contrary provision of section 5,1 of the Plan, the assumption of any EETC Documents identified on the Assumption Schedule shall be deemed assumed (subject to amendment as contemplated by and described in the EETC Final Agreements and the OP Final Agreements) on the later of the Effective Date or the EETC Effective Date as provided for in section 5.2 of the Plan. No Cure shall be due and payable as a consequence of the assumption of the EETC Documents under the Plan. From and after the Effective Date, Atlas's obligations under the EETC Documents shall be governed by the terms and conditions of the Plan and the Restructure Agreements (including without limitation sections 20 and 21 thereof) to be executed with respect to each of the EETC Aircraft (forms of which Restructure Agreements are filed as Plan Documents). Notwithstanding any other provision of the Plan, the Confirmation Order, or any previous order or stipulation, (a) Atlas and the other Debtors are each authorized and directed to execute and deliver the EETC Final Agreements and OP Final Agreements on or before the Effective Date, and (b) the provisions and the protections and benefits of the previously entered

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stipulations (the "1110 Stipulations") relating to each of the EETC Aircraft shall continue in full force and effect as to each EETC Aircraft until the earlier of (1) August 20,2004 or (2) the Effective Date; provided, however, that in the event the Effective Date has not occurred on or before August 20,2004, an Event of Default shall be deemed to have occurred under such 1110 Stipulations for all purposes, and the Indenture Trustee, Owner Trustee, and the Owner Participants (as defined in the 1110 Stipulations) shall have all the rights, remedies, privileges, and protections provided to them under the 1110 Stipulations (including, without limitation, as set forth in Section 14 therein), and Atlas and the other Debtors shall comply with their respective obligations related thereto,

      15. in accordance with section 5.6 of the Plan, all Executory Contracts that are not(i) assumed pursuant to a Final Order of the Court; including this Order, (ii) deemed assumed pursuant to the Plan, including without limitation, sections 5,1-5.5 of the Plan, (iii) identified on the Assumption Schedule, or
(iv) subject of a motion to assume pending on or before the Effective Date; are rejected as of the Confirmation Date (which rejection shall be effective on the Effective Date), and such Executory Contracts shall no longer represent the binding obligations of the Debtors as reorganized after the Confirmation Date.

      VI. MATTERS RELATING TO IMPLEMENTATION OF THE PLAN

      16. In accordance with section 6.3(j) of the Plan, the following persons are approved as the initial board of directors of Holdings and its subsidiaries:
(i) Mr. Robert Agnew, (ii) Mr. Keith Butler, (iii) Mr. Duncan Cocroft, (iv) Mr. Eugene Davis, (v) Governor James Gilmore (vi) Lt. Gen Frederick McCorkle, (vii) Mr. Jeffery Erickson, (viii) Mr. T. Wakelee Smith and (ix) Mr. Herb Lavese.

      17. Subject to the rights described in paragraph 49 of this Order, all Intercompany; Claims,

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except the Continuing Intercompany Claim, by and among the Debtors (including such Claims arising from the rejection of any Executory Contract) are canceled and eliminated and shall not be entitled to any Distributions under the Plan. The Continuing Intercompany Claim is not canceled, affected, or otherwise altered under the Plan; however, no Distributions shall be made under the Plan on account of the Continuing Intercompany Claim. The cancellation of all intercompany Claims shall not constitute or effectuate a merger of the corporate or other legal identities of the Debtors, and their respective corporate and other legal identities shall remain intact, except as otherwise specified in the Plan.

      18. To the extent not established before the Effective Date, the Debtors are authorized and directed to execute any and all documents and instruments necessary to establish the Polar Creditor Trust and the Polar Creditor Reserve Account on the Effective Date. On or before the Effective Date, the Debtors shall deposit Cash in the amount of $20 million into the Polar Creditor Reserve Account.

      19. On or before the Effective Date, Mellon Investor Services, LLC shall deposit all amounts it received as a result of the valid exercise of Subscription Rights into the Polar Creditor Reserve Account.

      20. On or before the Effective Date, Wilmington Trust Company, in its capacity as escrow agent, is authorized and directed to release and turnover the amounts held in the escrow accounts established regarding the collateral funds deposited by the Backstop Creditors regarding the Subscription pursuant to the terms and conditions of the applicable Escrow Agreements.

      VII. MISCELLANEOUS CONFIRMATION PROVISIONS

      21. This Order is in recordable form, and shall be accepted by any filing or recording

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officer or authority of any applicable governmental unit for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

      22. The Debtors, the Disbursing Agent, and any other Person having duties or responsibilities under the Plan or this Order, and their respective directors, officers, general partners, agents, trustees, representatives, and attorneys are specifically authorized, empowered, and directed to take any and all actions necessary or appropriate to implement, effectuate, and consummate the plan, the Plan Documents, the Emergence Credit Facility, or the terms of this Order and the transactions respectively contemplated in those documents, all in accordance with the terms of the Plan and this Order.

      23. Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

      24. To the extent that, under applicable nonbankruptcy law, any of the actions contemplated in the Plan would otherwise require the consent or approval of the holders of Equity Interests in the Debtors, or directors, managing members, or partners (as applicable), this Order shall constitute such consent or approval, and such actions shall be, and are deemed to have been, taken by unanimous action of the holders of Equity Interests in the Debtors, or directors, managing members, or partners (as applicable),

      25. The undertakings and obligations of the Debtors pursuant to the Plan, including their undertakings and/or obligations to make Distributions of securities (including without limitation the New Common Stock and the Subscription Stock) to the holders of Allowed Claims or any other party, shall be exempt, pursuant to Bankruptcy Code section 1145, from Section 5 of the Securities

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Act of 1933 and from any and all federal, state, or local laws requiring the registration of the offer, sale or other distribution of such securities by the Debtors.

      26. The Court shall retain full jurisdiction of these Bankruptcy Cases and Estate Property until entry of a Final Decree, at which time the Court shall retain jurisdiction over these Bankruptcy Cases pursuant to the provisions of the Plan.

      27. Pursuant to Bankruptcy Code sections 1123(a) and 1142(a), the provisions of this Order, the Plan, the Plan Documents, the Emergence Credit Facility, all other agreements and documents executed and delivered pursuant to the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

      28. For purposes of Distributions under the Plan, the United States shall be entitled to receive Distributions pursuant to the terms of the Plan with respect to each of Its separate Claims when such Claims become Allowed Claims.

      29. The Debtors are authorized to enter into amendments to any stipulations under Bankruptcy Code section 1110 previously approved in these chapter 11 cases, any Executory Contracts to be assumed under the Plan, or any other agreements requiring consummation of the contemplated restructuring agreements by a certain date in order to extend such deadlines.

      30. Atlas's assumption of the Executory Contracts with Engine Lease Finance Corporation ("ELFC") listed on the Assumption Schedule (the "ELFC Contracts") is conditioned on Atlas and ELFC entering into certain amendment documents on or before the Effective Date. If such agreements are not entered into on or before the Effective Date, then the ELFC Contracts will be deemed rejected as of the Effective Date, and the Rejection Claim Bar Date will be extended for ELFC until the first Business Day that is thirty (30) days after the Effective Date

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      31. The United States Trustee shall have standing to be heard on all matters arising in these chapter 11 cases after the Confirmation Date; provided, however, that the United States Trustee shall not have responsibility for supervising the actions of the Disbursing Agent or the trustee under the Polar Creditor Trust.

      32. Notwithstanding any provision in section 17.1 of the Plan, if a settlement between Atlas and DVB Bank AG is not approved by the Court and the Ad Hoc Committee of A Series Certificateholders (the "Ad Hoc Committee"), then the execution and delivery of the EETC Final Agreements concerning Atlas's 747-400 aircraft, tail number N409MC, shall not be a condition precedent to the effectiveness of the Plan.

      33. Notwithstanding Section 10.1 of the Plan, the Debtors may seek, pursuant Fed. R. Bankr. P. 9019, a future court order that recognizes the alleged right of The Boeing Company ("Boeing") to setoff its alleged Claims against amounts that Boeing owes to Atlas or against Atlas property held by Boeing.

      34. Notwithstanding anything to the contrary in the Plan or this Order, the provisions of Section 9.3 of the Plan shall not limit or otherwise affect the res judicata effect, if any, of any Final Order awarding compensation to, and reimbursement of expenses of, Professionals, and shall not constitute or be deemed to extend the time in which any claims, demands, or causes of action may be asserted or instituted against any of the Professionals; provided, however, the deadline for commencing claims or causes of action described in Section 9.3 of the Plan against attorney Professionals shall not limit or otherwise affect the application of any discovery rule or other rule regarding the tolling of statute of limitations governing such claims under applicable non-bankruptcy law.

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      35. Pursuant to Section 4.2(b)(iii), the Debtors elect to satisfy any
Allowed Secured Tax Claim evidenced by the proof of claim filed by Grapevine-Colleyville ISD in the amount of $126,663.69 through the payment of Cash in the amount of any such Allowed Secured Tax Claim plus accrued interest after the Confirmation Date at the annual rate of five percent (5%); provided, however, that such interest rate shall not apply to any portion of such Allowed Secured Tax Claim to the extent it relates to 2004 taxes that are not assessed until after the Confirmation Date. The election described in this paragraph shall not constitute or be deemed a waiver of the Debtors' right to (a) seek a determination regarding the allowability of any such Secured Tax Claim under the Bankruptcy Code and the Bankruptcy Rules and (b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim.

      36. Pursuant to Section 4.2(b)(iii), the Debtors elect to satisfy any Allowed Secured Tax Claim evidenced by the proof of claim filed by City of Grapevine in the amount of $27,253.13 through the payment of Cash in the amount of any such Allowed Secured Tax Claim plus accrued interest after the Confirmation Date at the annual rate of five percent (5%); provided, however, that such interest rate shall not apply to any portion of such Allowed Secured Tax Claim to the extent it relates to 2004 taxes that are not assessed until after the Confirmation Date. The election described in this paragraph shall not constitute or be deemed a waiver of the Debtors' right to (a) seek a determination regarding the allowability of any such Secured Tax Claim under the Bankruptcy Code and the Bankruptcy Rules and (b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim..

      37. Pursuant to Section 4.2(b)(iii), the Debtors elect to satisfy any Allowed Secure Tax Claim evidenced by the proof of claim filed by Tarrant County in the amount of $48,198.18 through

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the payment of Cash in the amount of any such Allowed Secured Tax Claim plus accrued interest after the Confirmation Date at the annual rate of six percent (6%); provided, however, that such interest rate shall not apply to any portion of such Allowed Secured Tax Claim to the extent it relates to 2004 taxes that are not assessed until after the Confirmation Date. The election described in this paragraph shall not constitute or he deemed a waiver of the Debtors' right to (a) seek a determination regarding the allowability of any such Secured Tax Claim under the Bankruptcy Code and the Bankruptcy Rules and (b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim.

      38. To the extent that neither the Debtors nor the Disbursing Agent objects to or otherwise challenges the Secured Tax Claim filed by Tarrant County by the Claim Objection Deadline, such Claim shall be allowed and Tarrant County shall receive payment of such Allowed Claim as described in paragraph 37 of this Order within thirty (30) days after the Claims Objection Deadline. To the extent the Debtors or the Disbursing Agent objects to or otherwise challenges the Secured Tax Claim filed by Tarrant County, any such Claim that is allowed shall be paid in accordance with the provisions of the Final Order resolving such objection or challenge.

      39. If Tarrant County does not receive payment of any Allowed Secured Tax Claim it may hold by the deadlines described in paragraph 38 of this Order, Tarrant County shall give written notice of such default to the Debtors to Haynes and Boone, LLP at the notice address listed in section 15.2 of the Plan. If the default identified in the written notice is not cured within ten (10) Business Days after receipt of such notice by the Debtors, Tarrant County may proceed to collect any unpaid portion of its Allowed Secured Tax Claim pursuant to state law without recourse to the Bankruptcy Court.

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      40. Any and all claims evidenced by the proof of claim filed by Dallas
County in the amount of $4.14 is disallowed.

      41. Notwithstanding any contrary provision of the Plan (including Section
9.1 of the Plan), the Order Granting Motion to Approve Compromise and Settlement with Arkia Israeli Airlines, Ltd. (C.P. No. 1085) (the "Arkia Settlement Order") shall remain in effect and be enforceable against the Debtors and Arkia Israeli Airlines, Ltd. ("Arkia") after the Confirmation Date. To the extent not performed before the Confirmation Date, each of the Debtors and Arkia is directed to undertake and perform the transactions contemplated in the Settlement and Release Agreement dated May 19, 2004 (the "Arkia Settlement") and the Arkia Settlement Order. The Court shall retain jurisdiction after the Confirmation Date for purposes of enforcing and deciding any disputes regarding or arising under the Arkia Settlement and the Arkia Settlement Order.

      42. Penalty claims asserted by the United States of America or its agencies shall not qualify as "punitive damages" for purposes of the definition of Subordinated Claim under the Plan; provided, however, nothing herein shall constitute a finding, or act as a waiver of the Debtors' right to seek a determination, that any such penalty claim constitutes a Subordinated Claim (a) pursuant to a contract or agreement or (b) under any applicable provision of the Bankruptcy Code, including 11 U.S.C. Section 510, or other applicable law.

      43. Pursuant to Section 4.14(b)(iii), the Debtors elect to satisfy any Allowed Other Secured Claim evidenced by the proof of claim filed by the United States Department of Homeland Security-Immigrations and Customs Enforcement in the amount of $271.60 through the payment of Cash in the amount of any such Allowed Other Secured Claim. The election described in this paragraph shall not constitute or be deemed a waiver of the Debtors' right to (a) seek a determination

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regarding the allowability of any such Other Secured Claim under the Bankruptcy
Code and the Bankruptcy Rules and (b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim.

      44. Pursuant to Section 4.14(b)(iii), the Debtors elect to satisfy any Allowed Other Secured Claim evidenced by the proof of claim filed by the United States Department of Agriculture in the amount of $45,698.53 against Polar through the payment of Cash in the amount of any such Allowed Other Secured Claim. The election described in this paragraph shall not constitute or be deemed a waiver of the Debtors' right to (a) seek a determination regarding the allowabilily of any such Other Secured Claim under the Bankruptcy Code and the Bankruptcy Rules and (b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim.

      45. Pursuant to Section 4.14(b)(iii), the Debtors elect to satisfy any Allowed Other Secured Claim evidenced by the proof of claim filed by the United States Department of Agriculture in the amount of $69,241.92 against Atlas through the payment of Cash in the amount of any such Allowed Other Secured Claim. The election described in this paragraph shall not constitute or be deemed a waiver of the Debtors' right to (a) seek a determination regarding the allowability of any such Other Secured Claim under the Bankruptcy Code and the Bankruptcy Rules and (b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim.

      46. Notwithstanding any contrary provision in the Plan or this Order, the United States of America and its agencies shall not be barred or enjoined from exercising any valid right of setoff or recoupment to the extent allowed under the Bankruptcy Code; provided, however, that such Governmental Units shall exercise such setoff rights only pursuant to an agreement with the Debtors or pursuant to a Final Order entered by the Court after notice and a hearing. Nothing herein shall

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                                       17
impair the United States's rights, if any, to setoff any postpetition amounts it may owe to the Debtors against any postpetition amounts owed by the Debtors to the United States. Nothing herein shall constitute or be deemed a waiver of the Debtors' right to (a) seek a determination regarding the allowability of any such Other Secured Claim under the Bankruptcy Code and the Bankruptcy Rules and
(b) initiate litigation to determine the amount, extent, validity, or priority of any Liens securing any such Claim,

      47. To the extent of any conflict between or among the Plan, the Plan Documents, this Order, the Final Order Authorizing the Debtors to Enter into Postpetition Financing Agreement and Obtain Postpetition Financing Pursuant to 11 U.S.C. Sections 105, 361, 362, 363, and 364 and Granting Liens, Security Interest and Superpriority Claims entered on March 18, 2004 (CP #445)(the "DIP Loan Order"), and the DIP Loan Documents (as defined in the DIP Loan Order)(collectively, the "DIP Credit Facility Documents"), the DIP Credit Facility Documents shall govern and control. The DIP Lenders shall have standing to be heard on all matters arising in these chapter 11 cases after the Confirmation Date that affect any matter arising under or otherwise related to the transactions contemplated by DIP Credit Facility Documents.

      48. The assumption of the EETC Documents relating to Boeing 747-400 aircraft, tail no, N409MC (the "N409 Documents") is conditioned on approval, on or before the Effective Date, by the Court (if required) and the Ad Hoc Committee of any compromise between DVB Bank AG and Atlas. The assumption of the sublease agreement between Atlas and EVA Airways Corporation relating to aircraft, tail no. N416MC (the "Eva Sublease") is conditioned on approval, on or before the Effective Date, by the Court (if required) and the Ad Hoc Committee of any compromise between DVB Bank AG and Atlas. Notwithstanding any provision of the Plan to contrary, Atlas

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                                       18
shall have until the Effective Date to assume or reject the N409 Documents or the Eva Sublease, and any such post-confirmation rejection of the Eva Sublease on or before the Effective Date shall be effective on the later of (a) August 10, 2004 or (b) the Effective Date.

      49. If, prior to the execution of the Global Term Sheet, EAST Trust-Sub 12 ("EAST Trust") or Goldman Sachs Credit Partners L.P. or its predecessor-in-interest, Bane One Leasing Corporation ("Goldman Sachs") had the right under their respective assignment documents to exercise the rights of Atlas under the applicable lease or sublease documents between Atlas and Polar (the "Lease Documents"), then approval of the Global Settlement shall not (a) impair or otherwise affect any such rights EAST Trust or Goldman Sachs, as applicable, may have against Polar nor (b) impair any claims, defenses, counterclaims, offsets, or any other rights or causes of action that the Polar may have, including fraudulent conveyance, recharacterization, disallowance, equitable subordination, and the appropriate distribution for any claim against Polar. If, at the time of the execution of the Global Term Sheet, EAST Trust or Goldman Sachs, as the case may be, did not have the right under their respective assignment documents to exercise the rights of Atlas under the applicable Lease Documents, then approval of the Global Settlement shall operate to eliminate and extinguish (a) any Liens, claims, or other rights with respect to any Intercompany Claim arising under the applicable Lease Documents.

      50. To the extent not overruled above, all other objections to confirmation of the Plan asserted by EAST Trust and Goldman Sachs are overruled. Additionally, the request by EAST Trust and Goldman Sachs that the Debtors establish an additional deposit account, reserve account, or other security for the payment of any Claims against Polar is denied and overruled.

      51. The Debtors and or the Disbursing Agent shall pay within ten (10) days after the

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                                       19

Confirmation Date all fees incurred under 28 U.S.C. Section 1930(a)(6) for the period ending on the Confirmation Date and shall further pay all fees incurred under 28 U.S.C. Section 1930(a)(6) based upon disbursements made by the reorganized Debtors for the period commencing on the Confirmation Date through the earlier of the closing of the Bankruptcy Cases by the issuance of a final decree by the Bankruptcy Court or upon entry of an order dismissing or converting the Bankruptcy Cases to chapter seven. The Debtors or the Disbursing Agent shall provide an appropriate affidavit Indicating the cash disbursements for the period ending on the Confirmation Date and all relevant periods thereafter.

      52. As contemplated in (and as the following capitalized terms are defined in) the EETC Restructuring Agreements, the Consultant is authorized and directed to deliver to the escrow agent described in paragraph 4(b)(iv)(A) of the EETC Restructuring Agreements the notice authorizing the escrow agent to transfer the funds that it holds to the Engine Maintenance Contractor with which Atlas has entered into contracts.

      53. Nothing in the Plan or this Order shall alter or otherwise operate as an adjudication of the respective rights under the Bankruptcy Code and other applicable non-bankruptcy law of the Debtors and ACE USA Companies (as defined in the Objection of ACE American Insurance Company, et al., to Second Amended Joint Plan of Reorganization of the Debtors (the "ACE Objection") resulting from the rejection of certain ACE USA Agreements (as defined in the ACE Objection), including but not limited to, the rights of the respective parties to file any procedurally appropriate contested matter and/or adversary proceeding in the Bankruptcy Court to determine the effect, if any, of the rejection of such ACE USA Agreements has on the obligations of the parties thereto.

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                                       20

      54. If any or all of the provisions of this Order are hereafter reversed, modified, or vacated by subsequent order of this Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan before the Debtors' and Disbursing Agent's receipt of written notice of any such order; nor shall such reversal, modification, or vacatur of this Order affect the validity or enforceability of such act or obligation. Notwithstanding any such reversal, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order before the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all documents, instruments and agreements related thereto or any amendments or modifications thereto.

      55. Any proceeding seeking a stay of this Order pending appeal may be initiated in the United States District Court for the Southern District of Florida without the need for any further action by this Court.

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

      VIII. POST-CONFIRMATION STATUS CONFERENCE

      56. The Court will conduct a post-confirmation status conference on August 25, 2004 at 10:30 a.m., in Courtroom 1406, U.S. Bankruptcy Court, 51 S.W, 1st Avenue, Miami, Florida.

      ORDERED in the Southern District of Florida on JULY 16, 2004

                                            /s/ ROBERT A. MARK
                                            ------------------------------------
                                            ROBERT A. MARK, CHIEF JUDGE
                                            UNITED STATES BANKRUPTCY COURT

Paul Steven Singerman, Esq. will serve a conformed copy of this order on the parties listed on the operative Master Service List and file a certificate of service reflecting the method of service.

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                                       22

                                   EXHIBIT "A"

         FINAL MODIFIED SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                                   THE DEBTORS

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                                       23

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                             WWW.FLSB.USCOURTS.GOV

IN RE:                               SECTION      (CHAPTER 11)
                                     SECTION
ATLAS AIR WORLDWIDE HOLDINGS,        SECTION      CASE NUMBERS 04-10792-BKC-RAM
INC.; ATLAS AIR, INC.;               SECTION      THROUGH 04-10796-BKC-RAM
POLAR AIR CARGO, INC.;               SECTION
AIRLINE ACQUISITION CORP. I; AND     SECTION      (JOINTLY ADMINISTERED UNDER
ATLAS WORLDWIDE AVIATION             SECTION      CASE NUMBER 04-10792-BKC-RAM)
LOGISTICS, INC.                      SECTION
                 DEBTORS             SECTION
                                     SECTION

                          FINAL MODIFIED SECOND AMENDED
                  JOINT PLAN OF REORGANIZATION OF THE DEBTORS

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

BERGER SINGERMAN, P.A.                          HAYNES AND BOONE, LLP
200 SOUTH BISCAYNE BLVD., SUITE 1000            1221 MCKINNEY,SUITE 2100
MIAMI, FLORIDA 33131                            HOUSTON, TEXAS 77010
TELEPHONE: (305) 755-9500                       TELEPHONE: (713) 547-2000
FACSIMILE: (305) 714-4340                       FACSIMILE: (713) 236-5490

DATED: JULY 14, 2004                         ATTORNEYS FOR THE DEBTORS

                               TABLE OF CONTENTS

INTRODUCTION .............................................................................     1
ARTICLE 1     DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS.............     1
        1.1   Scope of Definitions........................................................     1
        1.2   Definitions.................................................................     1
        1.3   Rules of Interpretation and Construction....................................     1
ARTICLE 2     CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT...................     1
        2.1   Classification..............................................................     1
        2.2   Identification of Classes -Holdings.........................................     2
        2.3   Identification of Classes -Atlas............................................     2
        2.4   Identification of Classes - Polar...........................................     2
        2.5   Identification of Classes -Acquisition......................................     3
        2.6   Identification of Classes -Logistics........................................     3
        2.7   Unimpaired Classes..........................................................     3
        2.8   Impaired Classes............................................................     3
ARTICLE 3     TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS............     4
        3.1   Administrative Claims Bar Date..............................................     4
        3.2   Professional Compensation Claims Bar Date...................................     4
        3.3   Administrative Tax Claim Bar Date...........................................     4
        3.4   Payment of Administrative Claims and Professional Fee Claims................     4
        3.5   Payment of Ordinary Course Liabilities......................................     4
        3.6   Payment of Allowed Priority Unsecured Tax Claims............................     5
        3.7   U. S. Trustee Fees..........................................................     6
ARTICLE 4     PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS.............     6
        4.1   Treatment of Allowed Priority Unsecured Non-Tax Claims (Classes
              Holdings- 1, Atlas - 1, Polar- 1, Acquisition - land Logistics - 1).........     6
        4.2   Treatment of Allowed Secured Tax Claims (Classes Holdings - 2, Atlas -
              2, Polar - 2, Acquisition - 2, and Logistics - 2)...........................     6
              (a) Determination of Allowed Secured Tax Claims.............................     6
              (b) Treatment of Allowed Secured Tax Claims.................................     7
              (c) Retention of Lien.......................................................     8
              (d) Deficiency Claim........................................................     8
        4.3   Treatment of Allowed Aircraft Credit Facility Claim (Class Atlas - 3.1).....     8
        4.4   Treatment of Allowed Hypo Bank Credit Facility Claim (Class Atlas - 3.2)....     8
        4.5   Treatment of Allowed KeyCorp Lease Claim (Class Atlas - 3.3)................     9
        4.6   Treatment of Allowed 1998-1A Equipment Note Claims (Class Atlas -3.4).......     9
        4.7   Treatment of Allowed 1998-3B Equipment Note Claims (Class Atlas -3.5).......     9
        4.8   Treatment of Allowed 1998-1C Equipment Note Claims (Class Atlas -3.6).......     9
        4.9   Treatment of Allowed 1999-1A-1 Equipment Note Claims (Class Atlas -3.7).....     9
        4.10  Treatment of Allowed 1999-1A-2 Equipment Note Claims Class Atlas -3.8)......     9

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                                       i

        4.11  Treatment of Allowed 1999-IB Equipment Note Claims (Class Atlas -3.9).......     10
        4.12  Treatment of Allowed 1 999-1C Equipment Note Claims (Class Atlas -3.10).....     10
        4.13  Treatment of Allowed Secured Letter of Credit Claims (Classes Atlas -
              3.11 and Polar - 3.1).......................................................     10
              (a) Determination of Allowed Secured Letter of Credit Claims................     10
              (b) Treatment of Allowed Secured Letter of Credit Claims....................     10
              (c) Retention of Lien.......................................................     11
              (d) Deficiency Claim........................................................     11
        4.14  Treatment of Allowed Other Secured Claims (Classes Holding - 3, Atlas -
              3/12, Polar - 3.2, Acquisition - 3 and Logistics - 3).......................     12
              (a) Determination of Allowed Other Secured Claims...........................     12
              (b) Treatment of Allowed Other Secured Claims...............................     12
              (c) Retention of Lien.......................................................     13
              (d) Deficiency Claim .......................................................     13
        4.15  Treatment of Allowed General Unsecured Claims (Class Polar - 4.1)...........     13
        4.16  Treatment of Allowed General Unsecured Claims (Class Atlas - 4.1)...........     13
        4.17  Treatment of Allowed General Unsecured Claims (Classes Holdings - 4.1,
              Acquisition - 4.1, and Logistics - 4.1).....................................     14
        4.18  Treatment of Allowed Convenience Claims (Classes Holdings - 4.2, Atlas
              - 4.2, Acquisition - 4.2, and Logistics - 4.2)..............................     14
        4.19  Treatment of Allowed Equity Interests (Classes Holdings - 5, Atlas - 5,
              Polar - 5, Acquisition - 5, and Logistics - 5)..............................     14
              (a) Allowed Equity Interests in Holdings....................................     14
              (b) Allowed Equity Interests in Atlas, Polar, Acquisition, and
                  Logistics...............................................................     14
        4.20  Treatment of Allowed Subordinated Claims (Classes Holdings - 6, Atlas -
              6, Polar - 6, Acquisition - 6, and Logistics - 6)...........................     14
ARTICLE 5     EXECUTORY CONTRACTS.........................................................     14
        5.1   Assumption of Certain Executory Contracts...................................     14
        5.2   Assumption of EETC Documents................................................     15
        5.3   Assumption of the FINOVA Purchase Term Sheet................................     15
        5.4   Assumption of the Bankers Commercial Purchase Agreement.....................     16
        5.5   Assumption of the Collective Bargaining Agreements..........................     16
        5.6   Rejection of Certain Executory Contracts....................................     16
        5.7   Rejection Claims............................................................     17
        5.8   Payments Related to Assumption of Executory Contracts; Cure and Claim
              Procedures..................................................................     17
ARTICLE 6     MEANS FOR IMPLEMENTATION OF THE PLAN........................................     18
        6.1   Continued Corporate Existence...............................................     18
        6.2   Intercompany Claims.........................................................     18
        6.3   The Closing.................................................................     18
              (a) Execution of Documents and Corporate Action ............................     19
              (b) Execution of the Definitive Documents contemplated by the  Final
              Restructuring Agreements....................................................     19
              (c) Cancellation of Existing Securities and Agreements......................     19

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                                       ii

              (d) Authorization and Issuance of New Common Stock; Listing on Securities
              Exchange or Quotation System................................................     20
              (e) Registration Rights Agreement...........................................     20
              (f) Execution and Issuance of Any Plan Notes................................     20
              (g) Amendment of the Debtors' Governance Documents..........................     20
              (h) Consummation of the Emergence Credit Facility...........................     21
              (j) Board of Directors of Holdings and Its Subsidiaries.....................     21
              (k) Surrender of Instruments................................................     21
        6.4   Adoption and Implementation of Management Incentive Plan and Other
              Employee Option Plan........................................................     22
              (a) Management Incentive Plan...............................................     22
              (b) Other Employee Stock Option Plan........................................     22
        6.5   Amendment of the EETC DIP Credit Facility...................................     22
        6.6   Distribution of New Common Stock to the Bank Group..........................     23
        6.7   Distribution of New Common Stock to GECAS...................................     23
        6.8   Satisfaction of Key Employee Retention Plan.................................     23
        6.9   Bankruptcy Code Section 1145 Determination..................................     23
        6.10  Termination of the Committee................................................     23
        6.11  Establishment of the Polar Creditor Trust and Funding of the Polar
              Creditor Reserve Account....................................................     24
        6.12  Effect of Voting for Approval of the Plan or Accepting Shares of New
              Common Stock................................................................     24
ARTICLE 7     GENERAL PROVISIONS GOVERNING DISTRIBUTIONS..................................     24
        7.1   In General..................................................................     24
        7.2   Distributions on Allowed Claims and Allowed Equity Interests Only...........     24
        7.3   Place and Manner of Payments of Distributions...............................     24
        7.4   Undeliverable Distributions.................................................     25
        7.5   Unclaimed Distributions.....................................................     25
              (a) Convenience Claims......................................................     25
              (b) Class 4.1 New Common Stock Distribution.................................     25
              (c) Polar Distribution......................................................     25
        7.6   Withholding.................................................................     26
        7.7   Distributions of the Class 4.1 New Common Stock Distribution................     26
        7.8   Record Date for Senior Notes................................................     27
        7.9   Fractional Distributions....................................................     27
        7.10  Indenture Trustees and Claimholders.........................................     27
        7.11  Procedures for Making Distributions to Class Polar - 4.1 Allowed General
              Unsecured Claims............................................................     28
              (a) Timing of Distributions.................................................     28
              (b) Disallowed Claims.......................................................     28
              (c) Manner of Making Distributions..........................................     28
              (d) Additional Funding......................................................     28
              (e) Return of Excess Funds to Debtors.......................................     29
        7.12  Procedures for Making Distributions of Subscription Stock...................     29
  ARTICLE 8   VESTING OF PROPERTY.........................................................     29
        8.1   Revesting of Property.......................................................     29

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                                      iii

ARTICLE 9      DISCHARGE, RELEASE AND EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS AND
               ENCUMBRANCES; EXCULPATION...................................................   29
        9.1    Discharge of Debtors........................................................   29
        9.2    Releases....................................................................   30
        9.3    Exculpation.................................................................   30
ARTICLE 10     INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY
               INTERESTS...................................................................   31
        10.1   Injunction Enjoining Holders of Claims Against and Equity Interests in
               Debtors.....................................................................   31
        10.2   Derivative Litigation Claims................................................   32
ARTICLE 11     EVENTS OF DEFAULT...........................................................   32
        11.1   Events of Default...........................................................   32
        11.2   Remedies for Defaults.......................................................   32
ARTICLE 12     PROVISIONS FOR THE RESOLUTION OF OBJECTIONS TO PROOFS OF CLAIM..............   33
        12.1   Right to Object to Claims...................................................   33
        12.2   Deadline for Objecting to Claims............................................   33
        12.3   Deadline for Responding to Claim Objections.................................   33
ARTICLE 13     RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS BELONGING
               TO THE ESTATE...............................................................   33
        13.1   Right to Enforce, Compromise, or Adjust Estate Claims.......................   33
ARTICLE 14     RETENTION OF JURISDICTION...................................................   34
        14.1   Retention of Jurisdiction...................................................   34
ARTICLE 15     MISCELLANEOUS PROVISIONS....................................................   36
        15.1   Confirmation Order..........................................................   36
        15.2   Notices.....................................................................   36
        15.3   Dates.......................................................................   37
        15.4   Further Action..............................................................   37
        15.5   Exhibits....................................................................   37
        15.6   Exemption from Transfer Taxes...............................................   37
        15.7   Binding Effect..............................................................   37
        15.8   Governing Law...............................................................   37
        15.9   Headings....................................................................   37
        15.10  Rounding of Amounts.........................................................   38
        15.11  Withdrawal or Revocation of the Plan........................................   38
        15.12  Reservation of Rights.......................................................   38
        15.13  Defects, Omissions, and Amendments..........................................   38
        15.14  Good Faith..................................................................   38
ARTICLE 16     SUBSTANTIAL CONSUMMATION....................................................   39
        16.1   Substantial Consummation....................................................   39
        16.2   Final Decree...............................................................    39
ARTICLE 17     CONDITIONS TO EFFECTIVENESS OF PLAN.........................................   39
        17.1   Conditions..................................................................   39

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                                       iv

                                EXHIBITS TO PLAN

Glossary of Defined Terms .................................         Exhibit A
Term Sheet for Management Incentive Plan ..................         Exhibit B

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                                       v

                                  INTRODUCTION

      Atlas Air Worldwide Holdings, Inc.; Atlas Air, Inc.; Polar Air Cargo, Inc., Airline Acquisition Corp I; and Atlas Worldwide Aviation Logistics, Inc., the debtors in these jointly administered chapter 11 cases, propose this Plan under Bankruptcy Code section 1121 for the resolution of outstanding Claims and Equity Interests.

                                    ARTICLE I
         DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

      1.1 SCOPE OF DEFINITIONS.

      All capitalized terms not defined elsewhere in the Plan have The meanings assigned to them in section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

      1.2 DEFINITIONS.

      Defined terms are contained in the Glossary of Defined Terms attached as EXHIBIT A to the Plan.

      1.3 RULES OF INTERPRETATION AND CONSTRUCTION.

      For purposes of the Plan, (i) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan;
(iii) the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules apply to the Plan.

                                    ARTICLE 2
           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT

      2.1 CLASSIFICATION.

      Pursuant to Bankruptcy Code section 1122, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest is an Allowed Claim or Allowed, Equity Interest in that Class and (ii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, and Priority Unsecured Tax Claims are not classified under the Plan.

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                                       1

      2.2 IDENTIFICATION OF CLASSES - HOLDINGS.

      The following are the designations for the Classes of Claims against and Equity Interests in Holdings:

Class Holdings - 1    Allowed Priority Unsecured Non-Tax Claims
Class Holdings - 2    Allowed Secured Tax Claims
Class Holdings - 3    Allowed Other Secured Claims
Class Holdings - 4.1  Allowed General Unsecured Claims
Class Holdings - 4.2  Allowed Convenience Claims
Class Holdings - 5    Allowed Equity Interests
Class Holdings - 6    Allowed Subordinated Claims

      2.3 IDENTIFICATION OF CLASSES - ATLAS.

      The following are the designations for the Classes of Claims against and Equity Interests in Atlas:

Class Atlas - 1       Allowed Priority Unsecured Non-Tax Claims
Class Atlas - 2       Allowed Secured Tax Claims
Class Atlas - 3.1     Allowed Aircraft Credit Facility Claim
Class Atlas - 3.2     Allowed Hypo Bank Credit Facility Claim
Class Atlas - 3.3     Allowed KeyCorp Lease Claim
Class Atlas - 3.4     Allowed 1998-1A Equipment Note Claims
Class Atlas - 3.5     Allowed 1998-1B Equipment Note Claims
Class Atlas - 3.6     Allowed 1998-1C Equipment Note Claims
Class Atlas - 3.7     Allowed 1999-1A-1 Equipment Note Claims
Class Atlas - 3.8     Allowed 1999-1A-2 Equipment Note Claims
Class Atlas - 3.9     Allowed 1999-1B Equipment Note Claims
Class Atlas - 3.10    Allowed 1999-1C Equipment Note Claims
Class Atlas - 3.11    Allowed Secured Letter of Credit Claims
Class Atlas - 3.12    Allowed Other Secured Claims
Class Atlas - 4.1     Allowed General Unsecured Claims
Class Atlas - 4.2     Allowed Convenience Claims
Class Atlas - 5       Allowed Equity Interests
Class Atlas - 6       Allowed Subordinated Claims

      2.4 IDENTIFICATION OF CLASSES - POLAR.

        The following are the designations for the Classes of Claims against and Equity Interests in Polar:

Class Polar - 1       Allowed Priority Unsecured Non-Tax Claims
Class Polar - 2       Allowed Secured Tax Claims
Class Polar - 3.1     Allowed Secured Letter of Credit Claims
Class Polar - 3.2     Allowed Other Secured Claims

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                                       2

Class Polar - 4.1           Allowed General Unsecured Claims
Class Polar - 5             Allowed Equity Interests
Class Polar - 6             Allowed Subordinated Claims

      2.5 IDENTIFICATION OF CLASSES - ACQUISITION.

      The following are the designations for the Classes of Claims against and Equity Interests in Acquisition Corp:

Class Acquisition - 1       Allowed Priority Unsecured Non-Tax Claims
Class Acquisition - 2       Allowed Secured Tax Claims
Class Acquisition - 3       Allowed Other Secured Claims
Class Acquisition - 4.1     Allowed General Unsecured Claims
Class Acquisition - 4.2     Allowed Convenience Claims
Class Acquisition - 5       Allowed Equity Interests
Class Acquisition - 6       Allowed Subordinated Claims

      2.6 IDENTIFICATION OF CLASSES - Logistics.

      The following are the designations for the Classes of Claims against and Equity Interests in Atlas Logistics:

Class Logistics - 1         Allowed Priority Unsecured Non-Tax Claims
Class Logistics - 2         Allowed Secured Tax Claims
Class Logistics - 3         Allowed Other Secured Claims
Class Logistics - 4.1       Allowed General Unsecured Claims
Class Logistics - 4.2       Allowed Convenience Claims
Class Logistics - 5         Allowed Equity Interests
Class Logistics - 6         Allowed Subordinated Claims

      2.7 UNIMPAIRED CLASSES.

      Claims in Classes Holdings - 1, Atlas - 1, Polar - 1, Acquisition - 1, and Logistics - 1 are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in those Classes are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote to accept or reject the Plan.

      2.8 IMPAIRED CLASSES.

      Except for the Claims in Classes Holdings - 1, Atlas - 1, Polar - 1, Acquisition - 1, and Logistics - 1, all Claims and Equity Interests are Impaired under the Plan, Holders of Claims and Equity Interests in the Impaired Classes are entitled to vote to accept or reject the Plan.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                    ARTICLE 3
        TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS

      3.1 ADMINISTRATIVE CLAIMS BAR DATE.

      Except as otherwise provided in Article 3 herein, all applications or other requests for payment of Administrative Claims arising on or before the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and the Committees within thirty (30) days after the Effective Date or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Confirmation Date. Any Administrative Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

      3.2 PROFESSIONAL COMPENSATION CLAIMS BAR DATE.

      All applications or other requests for payment of Professional Compensation Claims arising on or before the thirtieth day after the Closing must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and the Committees within sixty (60) days after the Closing Date. Any Professional Compensation Claims for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

      3.3 ADMINISTRATIVE TAX CLAIM BAR DATE.

      Any application or other request for payment of an Administrative Tax Claim must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and the Committees within forty-five (45) days after the Effective Date. Any Administrative Tax Claim for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

      3.4 PAYMENT OF ADMINISTRATIVE CLAIMS, ADMINISTRATIVE TAX CLAIMS, AND PROFESSIONAL COMPENSATION CLAIMS.

      The Disbursing Agent shall pay Allowed Administrative Tax Claims and Allowed Administrative Claims (except Professional Compensation Claims and Ordinary Course Liabilities) arising through the Confirmation Date within ten
(10) days after the Allowance Date. Except to the extent the Bankruptcy Court orders or has ordered otherwise, Allowed Professional Compensation Claims arising through the thirtieth day after the Closing Date shall be paid within ten (10) days after the Allowance Date (i) first, from the balance of any retainers held by Professionals until fully exhausted; (ii) second, from the balance of any reserve accounts established under any order of the Bankruptcy Court governing the payment of Professional Compensation Claims until fully exhausted; and (iii) of Professional third, from the Debtors' Cost.

      3.5 PAYMENT OF ORDINARY COURSE LIABILITIES.

      The Disbursing Agent shall pay each Ordinary Course Liability pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

Holders of an Ordinary Course Liability will not be required to file or serve any request for payment of the Ordinary Course Liability.

      3.6 PAYMENT OF ALLOWED PRIORITY UNSECURED TAX CLAIMS.

      Allowed Priority Unsecured Tax Claims shall be satisfied in full at the election of the Debtors as follows:

            (i) EXECUTION OF PLAN NOTE.

            Any Debtor may elect to pay any Allowed Priority Unsecured Tax Claim asserted against such Debtor by the execution, issuance, and payment of a Plan Note to the holder of such Claim. The execution and delivery of the Plan Note shall not act to convert an Allowed Priority Unsecured Tax
      Claim to a contract claim. The Plan Note shall contain the following principal terms and conditions:

                  -     Obligors: The applicable Debtor;

                  - Principal: The amount of the Allowed Priority Unsecured Tax Claim;

                  - Interest: The normal corporate interest rate for tax underpayments determined under Internal Revenue Code section 6621 (a) (the "Tax Interest Rate");

                  - Maturity: Six (6) years after the date the Allowed Priority Unsecured Tax Claim was originally assessed;

                  - Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the later of the date of assessment or Allowance Date and shall continue quarterly thereafter until Maturity. The Plan Note may be prepaid in whole or in part at any time without penalty.

            (ii) CASH PAYMENT.

            The Debtors may elect to satisfy any Allowed Priority Unsecured Tax Claim through the payment of Cash to the holder of such Claim in the amount of its Allowed Priority Unsecured Tax Claim plus accrued interest after the Confirmation Date at the Tax Interest Rate.

            (iii) OTHER AGREEMENTS.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

            The Debtors may elect to satisfy any Allowed Priority Unsecured Tax Claim pursuant to an agreement reached with the holder of such Claim.

      3.7 U.S. TRUSTEE FEES.

      The Debtors and or the Disbursing Agent shall pay within ten (10) days after the Confirmation Date all fees incurred under 28 U.S.C. Section 1930(a)(6) for the period ending on the Confirmation Date and shall further pay all fees incurred under 28 U.S.C. Section 1930(a)(6) based upon disbursements made by the reorganized Debtors for the period commencing on the Confirmation Date through the earlier of the closing of the Bankruptcy Cases by the issuance of a final decree by the Bankruptcy Court or upon entry of an order dismissing or converting the Bankruptcy Cases to chapter seven. The Debtors or the Disbursing Agent shall provide an appropriate affidavit indicating the cash disbursements for the period ending on the Confirmation Date and all relevant periods thereafter.

      3.8 INDENTURE TRUSTEE FEES AND EXPENSES.

      Notwithstanding any provision of the Plan to the contrary, the Disbursing Agent will pay in Cash all reasonable compensation, fees, expenses, and disbursements incurred by the Indenture Trustees from before the Petition Date through the Confirmation Date in connection with their duties under the Senior
Note Indentures (including the reasonable fees, expenses, and disbursements of agents and counsel retained by the Indenture Trustees) as an Administrative Expense Claim, without application to, or approval of, the Bankruptcy Court. To the extent the Indenture Trustees provide services related to Distributions under the Plan, they will receive from the reorganized Debtors, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses in connection with such services. Such payments for services related to Disbursements will be made on terms and conditions agreed to between the Indenture Trustees and the Debtors before the Effective Date.

                                    ARTICLE 4
               TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

      4.1 TREATMENT OF ALLOWED PRIORITY UNSECURED NON-TAX CLAIMS (CLASSES HOLDINGS - 1, ATLAS - 1, POLAR - 1, ACQUISITION - 1, AND LOGISTICS - 1).

      The Disbursing Agent shall pay each Allowed Priority Unsecured Non-Tax Claim on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

      4.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS (CLASSES HOLDINGS - 2, ATLAS - 2, POLAR - 2, ACQUISITION - 2, AND LOGISTICS - 2).

            (a) DETERMINATION OF ALLOWED SECURED TAX CLAIMS.

            If there is more than one Allowed Secured Tax Claim, then cash Allowed Secured Tax Claim shall be classified in a separate subclass. To the extent permitted under Bankruptcy Code section 506(b), each Allowed Secured Tax Claim shall accrue interest

                                           [UNITED STATES BANKRUPTCY COURT SEAL]
      at the applicable rate during the period from the Petition Date until the Confirmation Date. The Debtors and the Disbursing Agent may (i) seek a determination regarding the allowability of any Secured Tax Claim under the Bankruptcy Code and the Bankruptcy Rules and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

            (b) TREATMENT OF ALLOWED SECURED TAX CLAIMS.

            Allowed Secured Tax Claims shall be satisfied in full at the election of the Debtors as follows:

                  (i) EXECUTION OF PLAN NOTE.

                  The Debtors may elect to satisfy any Allowed Secured Tax Claim by the execution and issuance of a Plan Note to the holder of the Allowed Secured Tax Claim. The Plan Note shall contain the following principal terms and conditions:

                        - Obligors: Each of the Debtors shall be jointly and severally liable on the Plan Note;

                        -     Principal: The amount of the Allowed Secured Tax
                              Claim;

                        -     Interest: Five percent (5%);

                        - Maturity: Six (6) years after the date the Allowed Secured Tax Claim was originally assessed;

                        - Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until Maturity. The Plan Note may be prepaid in whole or in part at any time without penalty.

                  (ii) TRANSFER OF COLLATERAL.

                  The Debtors may elect to satisfy any Allowed Secured Tax Claim by conveying and transferring any Estate Property serving as collateral for the Allowed Secured Tax Claim to the holder thereof to the extent of the Allowed amount of such Secured Tax Claim. Any collateral remaining after satisfaction of such Allowed Secured Tax Claim shall remain Estate Property, free and clear of any Liens.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                  (iii) CASH PAYMENT.

                  The Debtors may elect to satisfy any Allowed Secured Tax Claim through the payment of Cash to the holder of such Claim in the amount of its Allowed Secured Tax Claim plus accrued interest after the Confirmation Date at the annual rate of five percent (5%).

                  (iv) OTHER AGREEMENTS.

                  The Debtors may elect to satisfy any Allowed Secured Tax Claim pursuant to an agreement reached with the holder of such Claim.

            (c) RETENTION OF LIEN.

            Each holder of an Allowed Secured Tax Claim shall retain any Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.2(b)(ii) of the Plan) or until an earlier date agreed to by the holder of the Allowed Secured Tax Claim and the Debtors.

            (d) DEFICIENCY CLAIM.

            Subject to the limitations contained in Bankruptcy Code section 502(b)(3), if the holder of an Allowed Secured Tax Claim has a Deficiency Claim, such Claim shall be treated (as agreed to by the holder of such Claim and the Debtors or the Disbursing Agent, or if no such agreement, as determined by the Bankruptcy Court) under the Plan as either (i) an Other Unsecured Claim, (ii) a Convenience Claim, or (iii) a Priority Unsecured Tax Claim.

      4.3 TREATMENT OF ALLOWED AIRCRAFT CREDIT FACILITY CLAIM (CLASS ATLAS -
3.1).

      The Allowed Aircraft Credit Facility Claim shall be treated in accordance with the Aircraft Credit Facility Restructuring Agreement. On and after the Effective Date the Aircraft Credit Facility Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.4 TREATMENT OF ALLOWED HYPO BANK CREDIT FACILITY CLAIM (CLASS ATLAS - 3.2).

      The Allowed Hypo Bank Credit Facility Claim shall be treated in accordance with the Hypo Bank (N537MC) Restructuring Agreement. On and after the Effective Date, the Hypo Bank (N537MC) Final Agreement shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      4.5 TREATMENT OF ALLOWED KEYCORP LEASE CLAIM (CLASS ATLAS AIR - 3.3).

      The Allowed KeyCorp Lease Claim shall be Reinstated, subject to the KeyCorp Waiver Agreement. To the extent necessary, on the Effective Date, Atlas Air shall assume under Bankruptcy Code sections 365 and 1123 the KeyCorp Master Lease Agreement (subject to the KeyCorp Waiver Agreement) in full satisfaction of the Allowed KeyCorp Lease Claim. The Debtors shall cure any unwaived defaults under the KeyCorp Master Lease Agreement solely through the payment of Cure. On and after the Effective Date, the KeyCorp Master Lease Agreement shall represent the binding obligations of the Debtors as reorganized, and the terms and conditions of such document shall remain effective and enforceable as provided for therein.

      4.6 TREATMENT OF ALLOWED 1998-1A EQUIPMENT NOTE CLAIMS (CLASS ATLAS -
3.4).

      The Allowed 1998-1A Equipment Note Claims shall be treated in accordance with the 1998 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1998 EETC Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.7 TREATMENT OF ALLOWED 1998-1B EQUIPMENT NOTE CLAIMS (CLASS ATLAS -
3.5).

      The Allowed 1998-1B Equipment Note Claims shall be treated in accordance with the 1998 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1998 EETC Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.8 TREATMENT OF ALLOWED 1998-1C EQUIPMENT NOTE CLAIMS (CLASS ATLAS -
3.6).

      The Allowed 1998-1C Equipment Note Claims shall be treated in accordance with the 1998 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1998 EETC Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.9 TREATMENT OF ALLOWED 1999-1a-L EQUIPMENT NOTE CLAIMS (CLASS ATLAS - 3.7).

      The Allowed 1999-1A-1 Equipment Note Claims shall be treated in accordance with the 1999 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1999 EETC Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.10 TREATMENT OF ALLOWED 1999-1A-2 EQUIPMENT NOTE CLAIMS (CLASS ATLAS - 3.8).

      The Allowed 1999-1A-2 Equipment Note Claims shall be treated in accordance with the 1999 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1999 EETC Final Agreements shall represent the binding obligations of the

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.11 TREATMENT OF ALLOWED 1999-1B EQUIPMENT NOTE CLAIMS (CLASS ATLAS -
3.9).

      The Allowed 1999-1B Equipment Note Claims shall be treated in accordance with the 1999 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1999 EETC Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.12 TREATMENT OF ALLOWED 1999-1C EQUIPMENT NOTE CLAIMS (CLASS ATLAS - 3.19).

      The Allowed 1999-1C Equipment Note Claims shall be treated in accordance with the 1999 EETC Restructuring Agreement. On and after the later of the Effective Date or the EETC Effective Date, the 1999 EETC Final Agreements shall represent the binding obligations of the Debtors signatory thereto as reorganized, and the terms and conditions of such documents shall remain effective and enforceable as provided for therein.

      4.13 TREATMENT OF ALLOWED SECURED LETTER OF CREDIT CLAIMS (CLASSES ATLAS -
3.11 AND POLAR - 3.1).

            (a) DETERMINATION OF ALLOWED SECURED LETTER OF CREDIT CLAIMS.

            If there is more than one Allowed Secured Letter of Credit Claim, then each Allowed Secured Letter of Credit Claim shall be classified in a separate subclass. The Debtors and the Disbursing Agent may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Secured Letter of Credit Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

            (b) TREATMENT OF ALLOWED SECURED LETTER OF CREDIT CLAIMS.

            Allowed Secured Letter of Credit Claims shall be satisfied in full at the election of the Debtors, which shall be made on or before the Effective Date, as follows:

                  (i) EXECUTION OF PLAN NOTE.

                  The Debtors may elect to satisfy any Allowed Secured Letter of
            Credit Claim by the execution and issuance of a Plan Note to the holder of the Allowed Secured Tax Claim. The Plan Note shall contain the following principal terms and conditions:

                        - Obligors: Each of the Debtors shall be jointly and severally liable on the Plan Note;

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                        - Principal: The amount of the Allowed Secured Letter of Credit Claim;

                        -     Interest: Prime Rate plus one percent (1%);

                        -     Maturity: One (1) year after the date the Plan
                              Note is executed;

                        - Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until Maturity. The Plan Note may be prepaid in whole or in part at any time without penalty.

                  (ii) TRANSFER OF COLLATERAL.

                  The Debtors may elect to satisfy any Allowed Secured Letter of
            Credit Claim by conveying and transferring any Estate Property serving as collateral for the Allowed Secured Letter of Credit Claim to the holder thereof to the extent of the Allowed amount of such Secured Letter of Credit Claim. Any collateral remaining after satisfaction of such Allowed Secured Letter of Credit Claim shall remain Estate Property, free and clear of any Liens.

                  (iii) OTHER AGREEMENTS.

                  The Debtors may elect to satisfy any Allowed Secured Letter of
            Credit Claim pursuant to any agreement reached with the holder of such Claim.

            (c) RETENTION OF LIEN.

            Each holder of an Allowed Secured Letter of Credit Claim shall retain any possession of any collateral securing such Claim and shall retain Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.13(b)(ii) of the Plan), or until an earlier date agreed to by the holder of the Allowed Secured Letter of Credit Claim and the Debtors.

            (d) DEFICIENCY CLAIM.

            If the holder of an Allowed Secured Letter of Credit Claim has a Deficiency Claim, such Claim shall be treated (as agreed to by the holder of such Claim and the Debtors or the Disbursing Agent, or if no such agreement, as determined by the Bankruptcy Court) under the Plan as either a General Unsecured Claim or a Convenience Claim, whichever is applicable.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      4.14 TREATMENT OF ALLOWED OTHER SECURED CLAIMS (CLASSES HOLDING - 3, ATLAS
- 3.12, POLAR - 3.2, ACQUISITION - 3, AND LOGISTICS - 3).

            (a) DETERMINATION OF ALLOWED OTHER SECURED CLAIMS.

            If there is more than one Allowed Other Secured Claim, then each Allowed Other Secured Claim shall be classified in a separate subclass. The Debtors and the Disbursing Agent may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Other Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

            (b) TREATMENT OF ALLOWED OTHER SECURED CLAIMS.

            Allowed Other Secured Claims shall be satisfied in full at the election of the Debtors as follows:

                  (i) EXECUTION OF PLAN NOTE.

                  The Debtors may elect to satisfy any Allowed Other Secured
            Claim by the execution and issuance of a Plan Note to the holder of such Claim. The Plan Note shall contain the following principal terms and conditions:

                        - Obligors: The Debtors shall be jointly and severally liable on the Plan Note;

                        - Principal: The amount of the Allowed Other Secured Claim;

                        -     Interest: Five percent (5%);

                        -     Maturity: Six (6) years after the date the Plan
                              Note is executed;

                        - Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until Maturity. The Plan Note may be prepaid in whole or in part at any time without penally.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                  (ii) TRANSFER OF COLLATERAL.

                  The Debtors may elect to satisfy any Allowed Other Secured
            Claim by conveying and transferring any Estate Property serving as collateral for such Claim to the holder thereof to the extent of the Allowed amount of such Other Secured Claim. Any collateral remaining after satisfaction of such Allowed Other Secured Claim shall remain Estate Property, free and clear of any Liens.

                  (iii) CASH PAYMENT.

                  The Debtors may elect to satisfy any Allowed Other Secured
            Claim through the payment of Cash to the holder of such Claim in the amount of its Allowed Other Secured Claim plus accrued interest after the Confirmation Date at the annual rate of five percent (5%).

                  (iv) OTHER AGREEMENTS.

                  The Debtors may elect to satisfy any Allowed Other Secured
            Claim pursuant to an agreement reached with the holder of such Claim.

            (c) RETENTION OF LIEN.

            Each holder of an Allowed Other Secured Claim shall retain any Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.14(b)(ii) of the Plan), or until an earlier date agreed to by the holder of the Allowed Other Secured Claim and the Debtors.

            (d) DEFICIENCY CLAIM.

            If the holder of an Allowed Other Secured Claim has a Deficiency Claim, such Claim shall be treated under the Plan as either an General Unsecured Claim or a Convenience Claim, whichever is applicable.

      4.15 TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS (CLASS POLAR - 4.1).

      The Debtors or the Disbursing Agent shall pay to each holder of a Class Polar - 4.1 Allowed General Unsecured Claim the Polar Distribution in accordance with the procedures specified in section 7.11 of the Plan.

      4.16 TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS (CLASS ATLAS - 4.1).

      Each holder of a Class Atlas - 4.1 Allowed General Unsecured Claim shall receive (i) a Pro Rata Share of the Class 4.1 New Common Stock Distribution and
(ii) the Subscription Rights.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      4.17 TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS (CLASSES HOLDINGS - 4.1, ACQUISITION - 4.1, AND LOGISTICS - 4.1).

      Each holder of an Allowed General Unsecured Claim shall receive a Pro Rata Share of the Class 4.1 New Common Stock Distribution.

      4.18 TREATMENT OF ALLOWED CONVENIENCE CLAIMS (CLASSES HOLDINGS - 4.2, ATLAS - 4.2, ACQUISITION - 4.2, AND LOGISTICS - 4.2).

      On the Effective Date or as soon thereafter as practicable, the Disbursing Agent shall pay cash to each holder of an Allowed Convenience Claim in an amount equal to the lesser of (i) the Convenience Claim Amount or (ii) the Allowed Amount of such Convenience Claim. Creditors with an Unsecured Claim(s) in an aggregate amount greater than the Convenience Claim Amount who elect to have such Claim(s) treated as a Convenience Claim on a validly and timely submitted Ballot waive the remainder of their Unsecured Claim(s), and shall not be entitled to any other Distribution under the Plan on account of such Claim(s).

      4.19 TREATMENT OF ALLOWED EQUITY INTERESTS (CLASSES HOLDINGS - 5, ATLAS - 5, POLAR - 5, ACQUISITION - 5, AND LOGISTICS - 5).

            (a) ALLOWED HOLDINGS EQUITY INTERESTS.

      On the Effective Date, the Equity Interests in Holdings shall be canceled and extinguished, and the holders thereof shall not be entitled to receive any Distributions on account of such Equity Interests.

            (b) ALLOWED EQUITY INTERESTS IN ATLAS, POLAR, ACQUISITION, AND LOGISTICS.

      The holders of the Allowed Equity Interests in Atlas, Polar, Acquisition, and Logistics shall retain such Equity Interests, but shall not be entitled to receive any Distributions on account of such Equity Interests.

      4.20 TREATMENT OF ALLOWED SUBORDINATED CLAIMS (CLASSES HOLDINGS - 6, ATLAS
- 6, POLAR - 6, ACQUISITION - 6, AND LOGISTICS - 6).

      The holders of Allowed Subordinated Claims shall not receive any Distributions, nor retain any Estate Property or interest in Estate Property, on account of such Claims.

                                   ARTICLE 5
                              EXECUTORY CONTRACTS

      5.1 ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS.

      Each Executory Contract shall be assumed by the Debtors, on the Confirmation Date, which assumption shall be effective on the Effective Date (except as otherwise provided in section 5.2 of the Plan) unless such Executory Contract (i) has been previously rejected by the Debtors pursuant to a Final Order, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is not listed on the Assumption Schedule, or (iv) is otherwise rejected

                                           [UNITED STATES BANKRUPTCY COURT SEAL]
pursuant to the terms of the Plan, Entry of the Confirmation Order shall constitute approval of such assumptions under Bankruptcy Code sections 365 and 1123. To the extent any Executory Contract is to be assumed and amended pursuant to a Final Restructuring Agreement, the assumption of such Executory Contract shall be subject to any amendments required in the corresponding Final Restructuring Agreement and such amended Executory Contract shall be deemed assumed by the applicable Debtor on the Confirmation Date, such assumption to be effective on the Effective Date (unless otherwise provided in section 5.2 of the Plan).

      5.2 ASSUMPTION OF EETC DOCUMENTS.

      On the later of (i) the Effective Date or (ii) the EETC Effective Date, the Debtors shall assume (subject to amendment as contemplated by and described in the EETC Final Agreements and the OP Final Agreements) the EETC Documents, including without limitation the EETC Documents identified on the Assumption Schedule, pursuant to the terms and conditions of the EETC Restructuring Agreements, the Owner Participant Term Sheet, the Restructuring Agreements, the FINOVA Purchase Term Sheet, the Bankers Commercial Purchase Agreements, and any settlement agreement embodying a compromise between Atlas and DVB Bank AG regarding Boeing 747-400F aircraft, tail no, N409MC. Entry of the Confirmation Order shall constitute approval of such assumption under Bankruptcy Code sections 365 and 1123. No Cure shall be due and payable as a consequence of the assumption of the EETC Documents under the Plan. From and after the Effective Date, Atlas's obligations under the EETC Documents shall be governed by the terms and conditions of the Plan and the Restructure Agreements (including without limitation sections 20 and 21 thereof) to be executed with respect to each of the EETC Aircraft (forms of which Restructure Agreements are filed as Plan Documents). Notwithstanding any other provision of the Plan, the Confirmation Order, or any previous order or stipulation, (a) Atlas and the other Debtors are each authorized and directed to execute and deliver the EETC Final Agreements and OP Final Agreements on or before the Effective Date, and
(b) the provisions and the protections and benefits of the previously entered stipulations (the "1110 Stipulations") relating to each of the EETC Aircraft shall continue in full force and effect as to each EETC Aircraft until the earlier of (1) August 20, 2004 or (2) the Effective Date; provided, however, that in the event the Effective Date has not occurred on or before August 20, 2004, an Event of Default shall be deemed to have occurred under such 1110 Stipulations for all purposes, and the Indenture Trustee, Owner Trustee, and the Owner Participants (as those terms are defined in the 1110 Stipulations) shall have all the rights, remedies, privileges, and protections provided to them under the 1110 Stipulations (including, without limitation, as set forth in Section 14 therein), and Atlas and the other Debtors shall comply with their respective obligations related thereto.

      5.3 ASSUMPTION OF THE FINOVA PURCHASE TERM SHEET.

      On the Confirmation Date, the Debtors shall assume the FINOVA Purchase Term Sheet pursuant to Bankruptcy Code sections 365 and 1123 and such assumption shall be effective on the Effective Date. No Cure shall be due and payable as a consequence of the assumption of the FINOVA Purchase Term Sheet under the Plan.

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      5.4 ASSUMPTION OF THE BANKERS COMMERCIAL PURCHASE AGREEMENT.

      On the Confirmation Date, the Debtors shall assume the Bankers Commercial Purchase Agreement pursuant to Bankruptcy Code sections 365 and 1123 and such assumption shall be effective on the Effective Date. No Cure shall be due and payable as a consequence of the assumption of the Bankers Commercial Purchase Agreement under the Plan.

      5.5 ASSUMPTION OF THE COLLECTIVE BARGAINING AGREEMENTS.

      On the Confirmation Date, the Atlas Collective Bargaining Agreement shall be deemed assumed in accordance with the provisions and requirements of Bankruptcy Code sections 365 and 1123 and such assumption shall be effective on the Effective Date. Any Cure amount required for the assumption of the Atlas Collective Bargaining Agreement shall be deemed paid by the satisfaction in full of any Claims arising under the Atlas Collective Bargaining Agreement, including but not limited to vacation pay and grievances, as and when due in the ordinary course post-confirmation and there shall be no requirement for such Cure to be paid or reserved on the Effective Date of the Plan. The assumption of the Atlas Collective Bargaining Agreement and the Cure of all amounts owed under such agreement as provided in this section shall be in full satisfaction of all Claims and Interests arising under the Atlas Collective Bargaining Agreement. On the Effective Date, the proof of claim filed by ALPA will be deemed withdrawn but such withdrawal shall not affect or limit the payment or satisfaction of any Claims in the ordinary course arising under the Atlas Collective Bargaining Agreement as specified in this section.

      On the Confirmation Date, the Polar Collective Bargaining Agreement shall be deemed assumed in accordance with the provisions and requirements of Bankruptcy Code sections 365 and 1123 and such assumption shaft be effective on the Effective Date. Any Cure amount required for the assumption of the Polar Collective Bargaining Agreement shall be deemed paid by the satisfaction in full of any Claims arising under the Polar Collective Bargaining Agreement, including but not limited to vacation pay and grievances, as and when due in the ordinary course post-confirmation and there shall be no requirement for such Cure to be paid or reserved on the Effective Date of the Plan. The assumption of the Polar Collective Bargaining Agreement and the Cure of all amounts owed under such agreement as provided in this section shall be in full satisfaction of all Claims and Interests arising under the Polar Collective Bargaining Agreement. On the Effective Date, the proof of claim filed by ALPA will be deemed withdrawn but such withdrawal shall not affect or limit the payment or satisfaction of any Claims in the ordinary course arising under the Polar Collective Bargaining Agreement as specified in this section.

      5.6 REJECTION OF CERTAIN EXECUTORY CONTRACTS.

      Each Executory Contract that is not (i) assumed pursuant to a Final Order of the Court, including without limitation the Confirmation Order, (ii) deemed assumed pursuant to the Plan, including without limitation, Sections 5.2 through
5.5 of the plan, (iii) identified on the Assumption Schedule, or (iv) subject of a motion to assume pending on or before the effective Date; shall be rejected as of the Confirmation Date (which rejection shall be effective on the

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

Effective Date), and such rejected Executory Contracts shall no longer represent the binding obligations of the Debtors as reorganized after the Confirmation Date. Entry of the Confirmation Order shall constitute approval of such rejections under Bankruptcy Code sections 365 and 1123. Neither the inclusion nor exclusion of any contract or lease on the Assumption Schedule, nor anything contained in the Plan, shall constitute an admission by the Debtors that such contract or lease is an Executory Contract or that any Debtor has any liability thereunder.

      5.7 REJECTION CLAIMS.

      Any Claim arising out of the rejection of an Executory Contract pursuant to the Confirmation Order must be filed with the Bankruptcy Court on or before the Rejection Claim Bar Date, and shall be served on the Debtors, the U.S. Trustee, and the Committees. Any such Claims not filed by the Rejection Claim Bar Date shall be discharged and forever barred. All Allowed Claims arising from the rejection of an Executory Contract shall be treated (as applicable) as (i) an Allowed General Unsecured Claim or (ii) an Allowed Convenience Claim.

      5.8 PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS; CURE CLAIM PROCEDURES.

      Any Claim for Cure arising out of the assumption of an Executory Contract must be filed with the Bankruptcy Court on or before the Cure Claim Bar Date, and shall be served as required by the Disclosure Statement Approval Order. Any such Claims not filed by the Cure Claim Bar Date shall be discharged and forever barred.

      The Debtors and the Disbursing Agent shall have the right to examine any Claim for Cure filed by any party, and shall have the right to object to and contest the allowance of any such Claims. Any objection to a Claim for Cure must be filed with the Bankruptcy Court, and a copy served on the party whose Claim is objected to on or before July 13, 2004.

      Notwithstanding section 5.1 of the Plan, to the extent the Bankruptcy Court has not determined by the Effective Date the amount of any Claim for Cure that is subject to a pending objection, the Executory Contract related to such Claim for Cure shall be deemed assumed by the applicable Debtor on the date the Bankruptcy Court determines the Claim for Cure but shall be effective retroactively to the Effective Date.

      Within ten (10) Business Days after the Effective Date, the Disbursing Agent shall pay all Cure arising out of the assumption of the Executory Contracts that is not subject to an objection. The Disbursing Agent shall pay all Cure that is subject to an objection on the later of (i) the Effective Date or (ii) the date that is ten (10) Business Days after entry of a Final Order resolving the dispute or approving an agreement between the parties concerning the Cure.

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                                    ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

      6.1 CONTINUED CORPORATE EXISTENCE.

      Except as otherwise provided in the Plan, each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which each particular Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan. Notwithstanding, the Debtors may change their status of incorporation or formation or alter their corporate structure (either through mergers, consolidations, restructurings, conversions, dispositions, liquidations, dissolutions, or otherwise) after the Effective Date as may be determined by the Debtors to be appropriate in connection with their respective businesses. In each case in which the surviving, resulting, or acquiring company in any such transaction is a successor to a Debtor, such successor company shall perform the obligations of the applicable Debtor under the Plan to pay or otherwise satisfy the Allowed Claims and Allowed Equity Interests against such Debtor.

      6.2 INTERCOMPANY CLAIMS.

      On the Confirmation Date, all Intercompany Claims, except the Continuing Intercompany Claim, by and among the Debtors (including such Claims arising from the rejection of any Executory Contract) will be canceled and eliminated and shall not be entitled to any Distributions under the Plan. The Continuing Intercompany Claim shall not be canceled, affected or otherwise altered under the Plan, however, no Distributions shall be made under the Plan on account of the Continuing Intercompany Claim.

      On the Effective Date, except as otherwise provided for in the Plan, all Claims based on guarantees of collection, payment, or performance made by any Debtor concerning the obligations of another Debtor shall be discharged, released, and without further force or effect. Additionally, holders of Allowed Claims who assert identical Claims against multiple Debtors shall be entitled to only a single satisfaction of such Claims.

      The cancellation of all Intercompany Claims shall not constitute or effectuate a merger of the corporate or other legal identities of the Debtors, and their respective corporate and other legal identities shall remain intact, except as otherwise specified in the Plan.

      6.3 THE CLOSING.

      The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 399 Park Avenue, 23rd Floor, New York, New York 10022, or at such other place identified in notice provided to those parties listed in section 15,2 of the Plan. The Debtors may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in section 15.2 of the Plan within two (2) days after the originally scheduled closing.

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The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

            (a) EXECUTION OF DOCUMENTS AND CORPORATE ACTION.

            The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. Each, as applicable, president, chief executive officer, chief financial officer, senior vice president, vice president, or their respective designees of the Debtors are authorized (i) to execute on behalf of each Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of each Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of any Debtor or corporate action to be taken by or required of any Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

            (b) EXECUTION OF THE DEFINITIVE DOCUMENTS CONTEMPLATED BY THE FINAL RESTRUCTURING AGREEMENTS.

            To the extent not done before the Closing, the Debtors and the relevant counter - parties will execute the definitive documents or other final documents required by or contemplated in the Final Restructuring Agreements. The Debtors are authorized to sign all documents, and take all actions, necessary and appropriate in connection with such definitive documents. In the event of any inconsistencies among the EETC Final Agreements and the EETC Restructuring Agreements, the provisions of the EETC Final Agreements shall control.

            (c) CANCELLATION OF EXISTING SECURITIES.

            On the Effective Date, except as otherwise specifically provided for in the Plan, (i) the Existing Securities shall be canceled and (ii) the obligations of, Claims against, and Equity Interests in the Debtors arising under, evidenced by, or relating to any agreements, indentures, certificates of designation, bylaws, certificates or articles of incorporation, or similar documents governing the Existing Securities shall be released and discharged, and the obligations and duties of the Indenture Trustees arising under the Senior Note Indentures shall be discharged; provided, however, that the Senior Note Indentures shall continue in effect solely for the purposes of (A) permitting the Indenture Trustees to make the Distributions to be made on account of Senior Note Claims as provided for in the Plan and (B) maintaining any rights or liens/the Indenture Trustees may have for fees, costs, or expenses under the applicable Senior Note Indenture. The limited continued effectiveness of the Senior Note Indenture shall not affect the discharge of any Claims against the Debtors nor result in any expense or liability to the) Debtors. Any actions taken by the Indenture Trustees that are not authorized by (or are otherwise inconsistent with) the Plan shall be null and void.

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                                       19

            (d) AUTHORIZATION AND ISSUANCE OF NEW COMMON STOCK; LISTING ON SECURITIES EXCHANGE OR QUOTATION SYSTEM.

            On the Effective Date, Holdings shall authorize and issue the New Common Stock in accordance with the terms of the Plan.

            The Debtors shall use their commercially reasonable best efforts to list, as soon as practicable after the Effective Date, the New Common Stock on a national securities exchange or for quotation on a national interdealer quotation system, but will have no liability if they are unable to do so. The Debtors (in consultation with the Atlas Committee) will select an appropriate national securities exchange or national interdealer quotation system for listing the New Common Stock. Persons receiving Distributions of New Common Stock, by accepting such Distributions, will have agreed to cooperate with the Debtors' reasonable requests to assist the Debtors in their best efforts to list such equity securities.

            (e) REGISTRATION RIGHTS AGREEMENT.

            Holdings will enter into a registration rights agreement with each holder of New Common Stock as to whom the Distribution of New Common Stock is not exempt from registration under Section 5 of the Securities Act of 1933, as amended, on issuance under Bankruptcy Code section 1145, providing for unlimited piggyback registration rights (subject to customary underwriter cut-backs) and demand registration rights, for not more than two demand registrations, at any time that Holdings is eligible to file a registration statement under the Securities Act of 1933, as amended.

            (f) EXECUTION AND ISSUANCE OF PLAN NOTES.

            The Debtors shall execute any and all Plan Notes contemplated and required under the Plan. Any and all Plan Notes shall be issued and delivered to the applicable Creditor(s) in accordance with the terms of the Plan.

            (g) AMENDMENT OF THE DEBTORS* GOVERNANCE DOCUMENTS.

            The Debtors' articles of incorporation and bylaws (or analogous governance documents) shall be amended and all necessary action shall be taken to:

                  (i) prohibit the issuance of nonvoting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including In the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the electron of directors representing such preferred class in the event of default in the payment of such dividends; and

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                                       20

                (ii) provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan.

            (h) SATISFACTION OF THE DIP CREDIT FACILITY.

            The Debtors shall pay in Cash all outstanding debt obligations due under the DIP Credit Facility on the Closing Date of the Plan in accordance with the DIP Financing Agreement. On the full payment of such obligations, the Liens securing the DIP Credit Facility will be released in accordance with the terms and conditions of the order approving the DIP Credit Facility and the DIP Financing Agreement.

            (i) CONSUMMATION OF THE EMERGENCE CREDIT FACILITY.

            On the Effective Date or as soon thereafter as practicable, the Debtors shall enter into and consummate the Emergence Credit Facility, which may be used to make the Distributions of Cash required under the Plan, conduct their post-confirmation business operations, and for all other purposes allowed under the Emergence Credit Facility. The Debtors are authorized to sign all documents, and pay all fees, costs and expenses, including attorneys fees, as required under the commitment letter for the Emergence Credit Facility, and take all actions, necessary and appropriate in connection with the Emergence Credit Facility.

            (j) BOARD OF DIRECTORS OF HOLDINGS AND ITS SUBSIDIARIES.

            Unless otherwise provided in the Confirmation Order, on the Effective Date, the initial composition of the board of directors of reorganized Holdings and its subsidiaries shall consist of (i) six (6) directors designated by the Atlas Committee and (ii) three (3) directors designated by management of the Debtors, at least one of which shall be an independent director. The Atlas Committee shall file a notice with the Bankruptcy Court at least ten (10) days before the Confirmation Hearing identifying its designated directors. If the Atlas Committee fails or refuses to designate any directors that it has the right to designate, then such non-designated director(s) will be designated by the existing board of directors of Holdings. The initial board of directors of reorganized Holdings and its subsidiaries shall serve for a term ending on the later of one (1) year after the Effective Date or until the next regular annual meeting of shareholders, but not later than fifteen (15) months after the Effective Date. Thereafter, other than the filling of vacancies in accordance with the bylaws, all directors shall be elected by the shareholders at regular or special meetings. No director designated by the Atlas Committee may be a current or former member of the Atlas Committee or an employee of any current or former Committee member or affiliate thereof, nor may such designee be employed by or affiliated with any competitor of the Debtors.

            (k) SURRENDER OF INSTRUMENTS.

            Each Claimholder holding a certificate or instrument evidencing a Claim against the Debtors or Estate Property and whose Claim is treated under the Plan (except for the

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                                       21

      Equipment Notes and EETC Certificates) shall surrender such certificate or instruments (as applicable) to the Disbursing Agent or the applicable Indenture Trustee on the Effective Date as a prerequisite to receiving any Distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the applicable party.

      6.4 ADOPTION AND IMPLEMENTATION OF MANAGEMENT INCENTIVE PLAN AND OTHER EMPLOYEE STOCK OPTION PLAN.

            (a) MANAGEMENT INCENTIVE PLAN.

            On the Effective Date, the reorganized Holdings will adopt and implement a long-term incentive plan for officers and certain other key management employees of the reorganized Holdings and its affiliated companies. The incentive plan will provide the plan participants the ability to acquire up to ten percent (10%) of the New Common Stock through a combination of restricted stock and/or stock options. The material terms of the incentive plan are outlined in the term sheet attached hereto as EXHIBIT B. The reorganized Holdings will issue on the Effective Date approximately fifty percent (50%) of the restricted stock and stock options available under the incentive plan to the plan participants. The reorganized Holdings will issue within 180 days after the Effective Date an additional thirty percent (30%) of the restricted stock and stock options available under the incentive plan to the plan participants. The reorganized Holdings will reserve the balance of available restricted stock and stock options for future new hires and performance awards to be determined in the discretion of the board of directors of the reorganized Holdings.

            (b) OTHER EMPLOYEE STOCK OPTION PLAN.

            On or after the Effective Date, the reorganized Holdings may (but is not obligated to) adopt a stock option plan for employees who are not participants in the management incentive plan described in section 6.4(a) of the Plan. The terms and conditions of any stock option plan for such other employees shall be determined by the board of directors of the reorganized Holdings in its sole discretion. The other employee stock option plan may provide such employees options to acquire up to 2.175% of the New Common Stock. The reorganized Holdings shall authorize the number of New Common Stock necessary to permit it to implement the stock option plan for other employees.

        6.5    AMENDMENT OF THE EETC DIP CREDIT FACILITY.

      On the later of the Effective Date or the EETC Effective Date, the EETC DIP Credit Facility shall be amended as follows:

            (i) the EETC DIP Notes shall be canceled and shall no longer evidence obligations of the Debtors;

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                                       22

            (ii) the EETC Leases and EETC Equipment Notes shall be amended to include the amounts formerly evidenced by the EETC DIP Notes, and such amended EETC Leases and EETC Equipment Notes shall represent the binding obligations of Holdings, Atlas, and Polar, and the terms and conditions of such leases shall be effective and enforceable as provided for therein;

            (iii) the obligation to pay amounts formerly evidenced by the EETC DIP Notes under the amended EETC Leases and EETC Equipment Notes shall be secured on the same terms and conditions and by the same collateral securing the EETC DIP Notes under the EETC Security Agreements; and

            (iv) the EETC Security Agreements shall be amended to reflect the change in the secured obligations described in this section.

      6.6 DISTRIBUTION OF NEW COMMON STOCK TO THE BANK GROUP.

      On the Effective Date, the reorganized Holdings shall issue and distribute the Bank Group New Common Stock Distribution to the Bank Group in accordance with the Aircraft Credit Facility Restructuring Agreement and the AFL III Credit Facility Restructuring Agreement.

      6.7    DISTRIBUTION OF New COMMON STOCK TO GECAS.

        On the Effective Date, the reorganized Holdings shall issue and distribute the GECAS New Common Stock Distribution to GE Capital Aviation Services, Inc., or its designee in accordance with the GECAS Restructuring Letter Agreement.

      6.8 SATISFACTION OF KEY EMPLOYEE RETENTION PLAN.

      No earlier than 30 days after the Effective Date, the Debtors will pay all outstanding amounts due to their key employees under the Key Employee Retention Order in accordance with the provisions thereof.

      6.9 BANKRUPTCY CODE SECTION 1145 DETERMINATION.

      Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that (except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b)) Section 5 of the 1933 Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security do not apply to the offer, sale, or issuance of any securities under the Plan (including the New Common Stock and Subscription Stock).

      6.10 TERMINATION OF THE COMMITTEES.

      The appointment and operation of the Committees shall terminate on the Closing Date. The dissolution or termination of the Committees shall not prejudice the rights of any agents of

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                                       23
the Committees (including their Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Compensation Claims under Bankruptcy Code sections 330, 331, and/or 503(b)(3)(F).

      6.11 ESTABLISHMENT OF THE POLAR CREDITOR TRUST AND FUNDING OF THE POLAR CREDITOR RESERVE ACCOUNT.

      To the extent not established prior to the Effective Date, the Debtors shall execute any and All documentation and instruments necessary to establish the Polar Creditor Trust and the Polar Creditor Reserve Account on the Effective Date. The trust agreement establishing the Polar Creditor Trust shall be on terms and conditions mutually satisfactory among the Debtors and the Committees. The purpose of the Polar Creditor Trust shall be to receive, hold in trust and distribute the funds necessary to fund the Polar Distribution in accordance with the Plan. To the extent not funded prior to the Effective Date, the Debtors shall deposit $20 million into the Polar Creditor Reserve Account on the Effective Date.

      6.12 EFFECT OF VOTING FOR APPROVAL OF THE PLAN OR ACCEPTING SHARES OF NEW COMMON STOCK.

      Voting for approval of the Plan by any person or entity receiving shares of New Common Stock issued pursuant to the Plan shall be deemed for all purposes to constitute a shareholder consent by such person or entity to all of the matters set forth in Sections 6.2, 6.3 or 6.4 of the Plan, including without limitation, all amendments to the governance documents of the Debtors contemplated by the Plan and the adoption of the Management Incentive Plan and the Other Employee Stock Option Plan contemplated by Section 6.4 of the Plan.

                                    ARTICLE 7
                   GENERAL PROVISIONS GOVERNING DISTRIBUTIONS

      7.1 IN GENERAL.

      Except as otherwise specified in the Plan, the Disbursing Agent shall make all Distributions required under the Plan.

      7.2 DISTRIBUTIONS ON ALLOWED CLAIMS ONLY.

      Distributions under the Plan shall be made only to the holders of Allowed Claims. Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive the consideration otherwise provided to such Claimholder under the Plan.

      7.3 PLACE AND MANNER OF PAYMENTS OF DISTRIBUTIONS.

      Except as otherwise specified in the Plan, Distributions to holders of Allowed Claims shall be made by mailing such Distribution to the Claimholder at the address listed in any proof of claim filed by the Ciaimholder or at such other address as such Claimholder shall have specified for payment purposes in a written notice received by the Debtors at least twenty (20) days before a Distribution Date. If a Claimholder has not filed a proof of claim or interest or sent

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                                       24
the Disbursing Agent a written notice of payment address, then the Distribution(s) for such Claimholder will be mailed to the address identified in the Schedules of Assets and Liabilities. The Disbursing Agent shall distribute any Cash by wire, check, or such other method as they deem appropriate under the circumstances. Before receiving any Distributions, all Claimholders, at the request of the Disbursing Agent, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Disbursing Agent; otherwise, the Disbursing Agent may suspend Distributions to any Claimholders who have not provided their Federal Tax Identification Number or Social Security Number.

      7.4 UNDELIVERABLE DISTRIBUTIONS.

      If a Distribution to any Claimholder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine such Claimholder's then current address. After reasonable efforts, if the Disbursing Agent still cannot determine such Claimholder's then-current address, then unless and until the Disbursing Agent is notified of such Claimholder's then-current address, no further Distributions shall be made to such Claimholder, unless and until the Disbursing Agent is notified of such Claimholder's then-current address. Such Distributions shall be set aside and held in a segregated interest bearing account. If the Disbursing Agent is notified of such Claimholder's then-current address, then such Distribution, together with any interest earned thereon and proceeds thereof (less any withholding pursuant to section 7.6) shall be paid or distributed to such Claimholder within ten (10) Business Days.

      7.5 UNCLAIMED DISTRIBUTIONS.

      If a Person entitled to a Distribution under this Plan has not been located within six (6) months after the Effective Date, then such Person (i) shall no longer be a Claimholder and (ii) shall be deemed to have released such Claim as follows:

            (a) CONVENIENCE CLAIMS.

            If such Person is the holder of a Convenience Claim, then that Claimholder's Distribution(s) on account of such Claim together with any interest and proceeds thereon shall revest in the Debtors free and clear of any Liens, including claims, encumbrances, and interests.

            (b) CLASS 4.1 NEW COMMON STOCK DISTRIBUTION.

            If such Person was entitled to a portion of the Class 4.1 New Common Stock Distribution, then that Claimholder's Distribution(s) shall be distributed pro rata in accordance with the Plan to the other holders of Allowed General Unsecured Claims receiving the Class 4.1 New Common Stock Distribution on the next Distribution Date.

            (c) POLAR DISTRIBUTION.

            If such Person is the holder of a Class Polar 4.1 General Unsecured Claim then that Claimholder's Polar Distribution on account of such Claim shall revert to the

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                                       25

      Debtors free and clear of any Liens, including Claims, encumbrances, and interests and shall be distributed to the Debtors pursuant to section 7.11 of the Plan.

      7.6 WITHHOLDING.

      The Disbursing Agent may at any time withhold from a Distribution to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Disbursing Agent (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Disbursing Agent, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section. Notwithstanding the foregoing but without prejudice to the Debtors' rights, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution under the Plan.

      7.7 DISTRIBUTIONS OF THE CLASS 4.1 NEW COMMON STOCK DISTRIBUTION.

      Notwithstanding any other provision of the Plan, all Distributions of the Class 4.1 New Common Stock Distribution to be made to holders of certain Allowed General Unsecured Claims under the Plan shall be made, (i) in the case of the holders of Senior Note Claims, to the applicable Indenture Trustee, which shall transmit such Distributions to the holders of such Senior Note Claims, subject to the right of the Indenture Trustees to assert their Indenture Trustee Charging Lien against such Distributions; and (ii) in the case of the holders of Allowed General Unsecured Claims, the Disbursing Agent will make the Distributions directly to such Claimholders in accordance with the terms of the Plan. Except as otherwise provided in the Plan, the Disbursing Agent shall make an initial Distribution of the Class 4.1 New Common Stock Distribution to the holders of Allowed General Unsecured Claims pursuant to the provisions of the Plan as soon as practicable after the Claim Objection Deadline, and shall thereafter make Distributions of the Class 4.1 New Common Stock Distribution to such Claimholders quarterly. Distributions made to the Noteholder(s) under the Plan shall be deemed to be Distributions made for the benefit of the beneficial holders. The Indenture Trustee shall distribute the Distributions it makes to the holders of Allowed Senior Note Claims pursuant to the terms of the Senior
Note Indentures. The Indenture Trustees may establish reasonable and customary rules and procedures in connection with their duties under this section.

      On the Effective Date, the Debtors shall establish the New Common Stock Reserve for the benefit of Claimholders entitled to receive the Class 4.1 New Common Stock Distribution. The New Common Stock Reserve shall be the number of shares of New Common Stock necessary to provide holders of Disputed Atlas General Unsecured Claims with their Pro Rata Share of the Class 4.1 New Common Stock Distribution if such Claims are ultimately allowed. The aggregate number of shares in the New Common Stock Reserve on account of such Disputed Atlas General Unsecured Claims shall be based on an amount equal to, with respect to

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each such Disputed Claim, (x) if a proof of claim has been filed regarding the particular Disputed Claim, the amount identified in such proof of claim, (y) if no proof of claim has been filed regarding the particular Disputed Claim, or if the proof of claim does not specify a claim amount, the amount listed in the Schedules of Assets and Liabilities; or (z) with respect to contingent or unliquidated claims, the amount estimated by the Bankruptcy Court for voting purposes or otherwise, even if there is a pending appeal regarding such estimation.

      If a Disputed Atlas General Unsecured Claim becomes an Allowed Claim, in whole or in part, by a Final Order, the Debtors shall issue the New Common Stock reserved for the particular Disputed Claim from the New Common Stock Reserve in accordance with the Plan on the next Distribution Date. If a Disputed Claim is disallowed in whole or in part, then the New Common Stock reserved for such Disputed Claim shall be distributed on the next Distribution Date to holders of Allowed General Unsecured Claims in Classes Atlas - 4.1, Holdings - 4.1, Acquisition - 4.1, and Logistics - 4.1 so that such holders receive their Pro Rata Share of such reserved New Common Stock.

      7.8 RECORD DATE FOR SENIOR NOTES.

      On the Distribution Record Date, each Note Register (as defined in the Senior Note Indentures) maintained by each Indenture Trustee shall be closed and there shall be no further changes in the Note Registers maintained by the Indenture Trustees. The Disbursing Agent, the Indenture Trustees, and any holder of the Senior Notes shall have no obligation to recognize any transfer of the Senior Notes (or interests therein) occurring after the Distribution Record Date. The Disbursing Agent and the Indenture Trustees shall be entitled to recognize and deal for all purposes under the Plan with only the holder of the Senior Notes whose name(s) appear in the Note Register maintained by the applicable Indenture Trustee on the Distribution Record Date.

      7.9 FRACTIONAL DISTRIBUTIONS.

      Notwithstanding anything to the contrary in the Plan, to the extent the Distribution of New Common Stock would result in a Claimholder receiving less than a whole number of such equity interests, the Disbursing Agent shall retain such New Common Stock until the Distribution would result in a whole number of such equity interests being distributed to the particular Claimholder on the next applicable Distribution Date. For purposes of a final Distribution under the Plan, fractions of New Common Stock will not be issued and will be rounded (up or down) to the nearest whole number, with fractions equal to or less than
0.5 being rounded down. Any New Common Stock remaining undistributed pursuant to this section on the final Distribution Date under the Plan shall be released from the New Common Stock Reserve and be authorized, unissued common stock of reorganized Moldings.

      7.10 INDENTURE TRUSTEES AS CLAIMHOLDERS.

      Consistent with Bankruptcy Rule 3003(c), the Indenture Trustees are entitled to file proofs of claim for the Senior Note Claims. Any proof of claim filed by the registered or beneficial holder of a Senior Note Claim shall be disallowed as duplicative of the proofs of claim filed by the Indenture Trustees on account of the Senior Note Claims, without need for any

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further action or Bankruptcy Court order. Unless otherwise provided in the
Confirmation Order, on the Effective Date, the Senior Note Claims arising under the Senior Note Indenture shall be deemed an Allowed General Unsecured Claim against Atlas in the aggregate amount of $489,194,526.01.

      7.11 PROCEDURES FOR MAKING DISTRIBUTIONS TO CLASS POLAR - 4.1 ALLOWED GENERAL UNSECURED CLAIMS.

            (a) TIMING OF DISTRIBUTIONS.

            Distributions to holders of Class Polar - 4.1 Allowed General Unsecured Claims will commence as soon as practicable after the Effective Date and, in any event, on or before October 1, 2004 and shall be made at least quarterly thereafter until all holders of Class Polar - 4.1 Allowed General Unsecured Claims have received the Polar Distribution.

            (b) DISALLOWED CLAIMS.

            To the extent a Disputed Polar General Unsecured Claim is disallowed in whole or in part, or deemed released pursuant to section 7.5(c) of the Plan, then the funds on deposit in the Polar Creditor Reserve Account shall not be distributed on account of such Disallowed Claim, or released Claim, but shall be distributed to the Debtors on the next Distribution Date to the extent the requirements of section 7.11(e) of the Plan are satisfied.

            (c) MANNER OF MAKING DISTRIBUTIONS.

            Distributions to Class Polar - 4.1 Allowed General Unsecured Claims shall be made by the Disbursing Agent on the applicable Distribution Date under the Plan. The Disbursing Agent shall provide a certification to the trustee of the Polar Creditor Trust certifying the amount of funds needed by the Disbursing Agent to make a Distribution required under the Plan. Within three Business Days after receiving such certification, the trustee shall withdraw the requested funds from the Polar Creditor Reserve Account and distribute such funds as directed by the Disbursing Agent in the certification.

            (d) ADDITIONAL FUNDING.

            To the extent there are insufficient funds on deposit in the Polar Creditor Reserve Account to make a Distribution required under the Plan at the time such funds are requested in a certification from the Disbursing Agent, the Debtors shall at that time fund the Polar Creditor Reserve Account with sufficient cash that together with the cash available in the Polar Creditor Reserve Account will enable the Disbursing Agent to make the required Distribution.

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            (e) RETURN OF EXCESS FUNDS TO DEBTORS.

            To the extent the Polar Creditor Reserve Account has funds in excess of that necessary to make the Polar Distribution with respect to (i) holders of Class Polar - 4.1 Allowed General Unsecured Claims that have not been paid the Polar Distribution, (ii) holders of Disputed Polar General Unsecured Claims that have not been paid the Polar Distribution pending allowance or disallowances of their Claims and (iii) holders of Polar General Unsecured Claims whose Claims have not been either Allowed or Disallowed, then any funds on deposit in the Polar Creditor Reserve Account in excess of these requirements shall be distributed to the Debtors on the next Distribution Date.

            To the extent the Polar Creditor Reserve Account has any remaining funds after all Polar Class - 4.1 Allowed General Unsecured Claims have received the Polar Distribution, such remaining funds shall be returned to the Debtors free and clear of any Liens, including Claims, encumbrances or interest and the Polar Creditor Reserve Account will be closed and the Polar Creditor Trust will be terminated.

      7.12 PROCEDURES FOR MAKING DISTRIBUTIONS OF SUBSCRIPTION STOCK.

      The Subscription Stock shall be distributed to the Subscribing Creditors as soon as practicable after the Effective Date without regard to whether the Claim of a Subscribing Creditor has been Allowed or Disallowed and pursuant to the requirements of any order of the Bankruptcy Court establishing procedures for the offer purchase and distribution of Subscription Stock.

                                    ARTICLE 8
                              VESTING OF PROPERTY

      8.1 REVESTING OF PROPERTY.

      On the Effective Date, except as otherwise expressly provided in the Plan, title to all Estate Property (including all Rights of Action and Avoidance Actions) shall vest in the Debtors free and clear of all Liens of any kind.

                                    ARTICLE 9
                      DISCHARGE; RELEASE AND EXTINGUISHMENT
           OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION

      9.1 DISCHARGE OF DEBTORS.

      Except as otherwise provided in the Plan, the rights granted in the Plan and the treatment of all Claims and Equity interests shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims of any nature whatsoever against the Debtors and any of the Estate Property, whether such Claims arose before or during the Bankruptcy Case or in connection with implementation of the Plan. Except as otherwise provided in the Plan, on the Effective Date, each of the Debtors shall be discharged and released from any and all Claims, including demands and liabilities that arose before the Effective Date, and all debts of the kind

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specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), regardless of whether (i) a proof of claim evidencing such debt was filed or deemed filed under Bankruptcy Code section 501; (ii) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (iii) the holder of a Claim based on such debt has accepted the Plan. Except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, Pursuant to Bankruptcy Code section 524, the discharge granted under this section shall void any judgment against any of the Debtors at any time obtained (to the extent it relates to a discharged Claim), and operates as an injunction against the prosecution of any action against any of the Debtors or the Estate Property (to the extent it relates to a discharged Claim).

      9.2 RELEASES.

      Except as otherwise provided for in the Plan, on the Effective Date, each of the Debtors shall be deemed to have released any claims, demands, or causes of action that any of them may have against any of the Debtors' officers who were officers of the Debtors on or after the Petition Date for any acts, omissions, or other conduct by any such person in such capacity occurring before the Effective Date; provided, however, that the Debtors shall not be deemed to have released any such person from liability for gross negligence, willful misconduct, or fraud.

      9.3 EXCULPATION.

Except as otherwise provided for in the Plan, each of (i) the Debtors and their respective officers, directors and managers; (ii) the non-attorney Professionals; (iii) the EETC Ad Hoc Committee, its advisors, attorneys, and agents and the members of the EETC Ad Hoc Committee and their respective advisors, attorneys, successors, assigns, and agents, together with all financial institutions serving as trustee, agent, or mortgagee for the EETC Transactions (including Wilmington-Trust Company, in its individual capacity and as pass through trustee, subordination agent, mortgagee, or indenture trustee under the EETC Transactions), and their respective advisors, attorneys, and agents; (iv) the members of the Committees and (v) the Backstop Creditors shall have no liability to any Claimholder, Interestholder, or other Person for any act or omission in connection with, relating to, or arising out of the filing of the Bankruptcy Cases, administration of the Bankruptcy Cases, including the negotiation, preparation, and pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan (including all Distributions thereunder), the administration of the Plan or the Estate Property to be distributed under the Plan, except for any liability based on willful misconduct, gross negligence or fraud; provided, however, that non-attorney Professionals shall not be exculpated for any claims, causes of action, or liabilities expressly excepted from their indemnification rights under their retention agreements with the Debtors approved by the Bankruptcy Court pursuant to a Final Order, In all such instances, such parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Bankruptcy Cases and under the Plan. Any and all claims, causes of actions, rights, or any liabilities described above in this section held by any party in interest against (i) the Debtors and their respective officers, directors and managers; (ii) the non-attorney Professionals, (iii) the EETC Ad Hoc Committee, its advisors, attorneys, and agents and the members of the EETC Ad Hoc Committee and their respective advisors, attorneys, successors, assign and agents, together with all financial institutions serving as trustee, agent, or mortgagee for the EETC Transactions

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                                       30

(including Wilmington Trust Company, in its individual capacity and as pass through trustee, subordination agent, mortgagee, or indenture trustee under the EETC Transactions), and their respective advisors, attorneys, and agents; (iv) the members of the Committee and (v) the Backstop Creditors are fully waived, barred, released, and discharged in all respects (except as to rights, obligations, duties, and claims established under the Plan) unless any such claim, cause of action, right, or other liability is asserted by filing an appropriate pleading in the Bankruptcy Court on or before sixty (60) days after the Confirmation Date. Nothing contained in this section 9.3 shall prevent or limit any party's right to object to any Professional Compensation Claim asserted in the Bankruptcy Cases. Notwithstanding the foregoing, with respect to attorney Professionals, any and all claims, causes of action, and other liabilities arising on or before the Effective Date against such attorney Professionals must be asserted by a filing an appropriate pleading in the Bankruptcy Court on or before ninety (90) days after the Confirmation Date, and the failure to do so shall result in any and all such claims, causes of action, and liabilities being forever waived, barred, released, and discharged; provided, however, the foregoing time limitation shall not apply to claims, causes of action, or other liabilities for fraud, wilfull conduct, or gross negligence. The deadline for commencing claims or causes of action described in the preceding sentence against attorney Professionals shall not limit or otherwise affect the application of any discovery rule or other rule regarding the tolling of statute of limitations governing such claims under applicable non-bankruptcy law. The exculpation contained in this section 9.3 shall not discharge or release any Securities Class Action Claim asserted against any Non-Released Party.

                                   ARTICLE 10
 INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS

      10.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN DEBTORS.

      Except as otherwise expressly provided in the Plan, after the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors arising on or before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtors, their Estates, and the Estate Property regarding such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan) to the fullest extent provided under Bankruptcy Code section 524:

            (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors, their Estates, or the Estate Property (including, all suits, actions, and proceedings that are pending on the Effective Date, which shall be deemed withdrawn and dismissed with prejudice);

            (ii) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, or the Estate Property;

            (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtors, their Estates, or the Estate Property;

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

            (iv) asserting any right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, their Estates, or their Property; and

            (v) proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

      The injunction contained in this section shall not enjoin the prosecution of any Securities Class Action Claim asserted against any Non-Released Party.

      10.2  DERIVATIVE LITIGATION CLAIMS.

      Claims or causes of action derivative of or from the Debtors are Estate Property under Bankruptcy Code section 541. On and after the Effective Date, all such Derivative Litigation Claims, regardless of whether pending on the Petition Date, will be retained by, vest in, and/or become property of the reorganized Debtors. All named plaintiffs (including certified and uncertified classes of plaintiffs) in the actions pending on the Effective Date relating to any Derivative Litigation Claims and their respective servants, agents, attorneys, and representatives shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Derivative Litigation Claim. Nothing herein shall impair claims or causes of action that any Person may have directly (as opposed to derivatively) against any other Person.

                                   ARTICLE 11
                               EVENTS OF DEFAULT

      11.1  EVENTS OF DEFAULT.

      An event of default shall have occurred if the Disbursing Agent, the Indenture Trustees, or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan.

      11.2  REMEDIES FOR DEFAULTS.

      Subject to Bankruptcy Code section 1112, should an event of default occur by the Disbursing Agent, the Indenture Trustees, or any other Person, at least one other party-in-interest (including any Debtor) must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified in section 15.2 of the Plan. If the default is not cured within ten (10) days after service of the notice of default, the notifying party may present an ex parte order to the Bankruptcy Court setting a date and time when the defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If the defaulting party is found to be in default of the Plan, the Bankruptcy Court shall:

            (i) assess the costs of the Disbursing Agent, Indenture Trustees, or other party-in-interest of proceeding on the order to show cause against the defaulting party, such costs to be the greater of the actual amounts incurred or $5,000 and

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

            (ii) designate a person to appear, sign, and/or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

                                   ARTICLE 12
                  RESOLUTION OF OBJECTIONS TO PROOFS OF CLAIM

      12.1  RIGHT TO OBJECT TO CLAIMS.

      The Debtors and the Disbursing Agent shall have the right to examine any Claims or Equity Interests filed in the Bankruptcy Case, and shall have the right to object to and contest the allowance of any such Claims or Equity Interests.

      12.2  DEADLINE FOR OBJECTING TO CLAIMS.

      Objections to Claims and objections to Equity Interests must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Claimant(s) or Interestholder(s), before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims and Equity Interests shall be deemed allowed in accordance with Bankruptcy Code section 502. The objection shall notify the Claimholder or Interestholder of the deadline for responding to such objection provided for in section 12.3 of the Plan.

      12.3  DEADLINE FOR RESPONDING TO CLAIM OBJECTIONS.

      Within thirty (30) days after service of an objection, the Claimholder or Interestholder whose Claim or Equity Interest was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Debtors and the parties identified in section 15.2 of the Plan. Failure to file a written response within the thirty (30) day time period shall constitute a waiver and release of the subject Claim or Equity Interest, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimholder or Interestholder granting the relief requested in the claim objection.

                                   ARTICLE 13
                       RETENTION, ENFORCEMENT, COMPROMISE,
                 OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATE

      13.1  RIGHT TO ENFORCE, COMPROMISE, OR ADJUST ESTATE CLAIMS.

      The Debtors and the Disbursing Agent shall have and retain the full power, authority, and standing to prosecute, compromise, or otherwise resolve any claims and causes of action (including Rights of Action and Avoidance Actions) constituting Estate Property. All proceeds derived from such claims and causes of action (including Rights of Action and Avoidance Actions) shall revest in the Debtors. The Debtors reserve the right to pay any Claims arising as a

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                                       33
result of recoveries from Avoidance Actions (whether arising under Bankruptcy Code section 502(h) or otherwise) in Cash and not New Common Stock.

                                   ARTICLE 14
                           RETENTION OF JURISDICTION

      14.1  RETENTION OF JURISDICTION.

      The Bankruptcy Court, even after the Bankruptcy Case has been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Case, including proceedings to:

            (a)   ensure that the Plan is fully consummated and implemented;

            (b) enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

            (c)   consider any modification of the Plan under Bankruptcy Code section 1127;

            (d) hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C.
      Section 157 and Section 1334;

            (e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

            (f) hear, determine, and adjudicate any litigation involving the Rights of Action and Avoidance Actions or other claims or causes of action constituting Estate Property;

            (g) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date;

            (h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity's obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

            (i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code section 510;

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

            (j) hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Closing Date;

            (k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

            (l)   enter an order concluding and terminating the Bankruptcy Case;

            (m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

            (n) determine all questions and disputes regarding title to the Estate Property;

            (o) classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

            (p)   take any action described in the Plan involving the Debtors;

            (q) enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

            (r) enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

            (s) hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code section 1112; and

            (t)   enter a final decree as contemplated by Bankruptcy Rule 3022;

            (u) hear, determine, and adjudicate all claims, causes of action, rights, or other liabilities related to the restructuring of the EETC Transactions, including the EETC Restructuring Agreements, the EETC DIP Credit Facility, and the EETC 1110 Stipulations; provided, however, that the Bankruptcy Court shall not retain jurisdiction to hear, determine, and adjudicate all claims, causes of action, rights, or other liabilities related to the EETC Final Agreements arising after the EETC Effective Date.

            (v) hear, determine and adjudicate any and all claims brought under section 9.3 of the Plan.

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

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

      15.1  CONFIRMATION ORDER.

      The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

      15.2  NOTICES.

      Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

            The Debtors:

                  Haynes and Boone, LLP
                  1221 McKinney, Suite 2100
                  Houston, Texas 77010
                  Facsimile No.: (713) 236-5490
                  Attn: Kenric D. Kattner

            The Official Committee of Unsecured Creditors of Atlas:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, New York 10178-0002
                  Facsimile No.: (212) 808-7897
                  Attn: Mark I. Bane
                        Mark R. Somerstein

            The Official Committee of Unsecured Creditors of Polar:

                  Heller Ehrman White & McAuliffe LLP
                  120 West 45th Street
                  New York, New York 10036-4041
                  Facsimile: (212) 763-7600
                  Attn: George M. Kelakos

            The United States Trustee:

                  Office of the United States Trustee
                  51 S.W. First Avenue
                  Room 1204

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                                       36

                  Miami, Florida 33130
                  Attn: Steven D. Schneiderman

      15.3   DATES.

      The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

      15.4  FURTHER ACTION.

      Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

      15.5  EXHIBITS.

      All exhibits attached to the Plan are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

      15.6  EXEMPTION FROM TRANSFER TAXES.

      Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

      15.7  BINDING EFFECT.

      The Plan shall be binding on, and inure to the benefit of, the Debtors, the Committees, the Claimholders and Interestholders, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

      15.8  GOVERNING LAW.

      Except to the extent that the Bankruptcy Code, Bankruptcy Rules, or other non-bankruptcy federal law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any conflicts of law principles.

      15.9  HEADINGS.

      Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

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

      15.10 ROUNDING OF AMOUNTS.

      Notwithstanding anything to the contrary in the Plan, the Disbursing Agent, Indenture Trustees, and any Noteholder may round down all Distribution amounts payable in Cash under the Plan to the next lowest whole dollar amount.

      15.11 WITHDRAWAL OR REVOCATION OF THE PLAN.

      The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

      15.12 RESERVATION OF RIGHTS.

      Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (i) be or be deemed to be an admission against interest by the Debtors and (ii) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (a) against any other person or (b) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved.

      15.13 DEFECTS, OMISSIONS, AND AMENDMENTS.

      The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may propose amendments or alterations to the Plan before or after confirmation as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may propose amendments or alterations to the Plan before or after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

      15.14 GOOD FAITH.

      Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase

                                           [UNITED STATES BANKRUPTCY COURT SEAL]
of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

                                   ARTICLE 16
                            SUBSTANTIAL CONSUMMATION

      16.1  SUBSTANTIAL CONSUMMATION.

      The Plan shall be deemed substantially consummated immediately on the completion of the principal actions required to be undertaken at the Closing.

      16.2  FINAL DECREE.

      On substantial consummation, the Debtors may request the Bankruptcy Court to enter a final decree closing the case and such other orders that may be necessary and appropriate.

                                   ARTICLE 17
                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

      17.1  CONDITIONS.

      The Plan shall not be effective until the following conditions precedent have occurred, unless such condition has been expressly waived:

            (i) the Bankruptcy Court enters a confirmation order acceptable in form and substance to the Debtors and the DIP Lenders;

            (ii) the full and indefeasible payment in Cash of all amounts due under the DIP Credit Facility;

            (iii) execution and delivery of the OP Final Agreements and the EETC Final Agreements, following receipt of all necessary EETC Directions as required under the EETC Restructuring Agreements, the EETC Final Agreements, or the documents governing the EETC Transactions; and

            (iv) the deposit of $40,153,074.20 in Cash into the Polar Creditor Reserve Account.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                       ATLAS AIR WOLDWIDE HOLDINGS, INC.

                                       /s/ William C. Bradley
                                       ----------------------------------
                                       By: William C. Bradley
                                       Its: Vice President and Treasurer

                                       ATLAS AIR, INC.

                                       /s/ William C. Bradley
                                       ----------------------------------
                                       By: William C. Bradley
                                       Its: Vice President and Treasurer

                                       AIRLINE ACQUISITION CORP. I

                                       /s/ William C. Bradley
                                       ----------------------------------
                                       By: William C. Bradley
                                       Its: Vice President and Treasurer

                                       POLAR AIR CARGO, INC.

                                       /s/ William C. Bradley
                                       ----------------------------------
                                       By: William C. Bradley
                                       Its: Vice President and Treasurer

                                       ATLAS WORLDWIDE AVIATION LOGISTICS, INC.

                                       /s/ William C. Bradley
                                       ----------------------------------
                                       By: William C. Bradley
                                       Its: Vice President and Treasurer

Dated as of July 14, 2004

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                    EXHIBIT A
                            GLOSSARY OF DEFINED TERMS

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

      "9 1/4% SENIOR NOTE INDENTURE" means the Indenture dated April 9, 1998, between Atlas, as issuer, and State Street Bank and Trust Company (predecessor to U.S. Bank National Association, the predecessor to HSBC Bank USA), as trustee, relating to 9 1/4% Senior Notes due 2008, as may have been amended, supplemented, or otherwise modified.

      "9 3/8% SENIOR NOTE INDENTURE" means the indenture dated November 19, 1998, between Atlas, as issuer, and State Street Bank and Trust Company (predecessor to U.S. Bank National Association, the predecessor to HSBC Bank
USA), as trustee, relating to 9 3/8% Senior Notes due 2006, as may have been amended, supplemented, or otherwise modified.

      "10 3/4% SENIOR NOTE INDENTURE" means the Indenture dated August 13, 1997, between Atlas, as issuer, and State Street Bank and Trust Company (predecessor to U.S. Bank National Association, the predecessor to HSBC Bank USA), as trustee, relating to 10 3/4% Senior Notes due 2005, as may have been amended, supplemented, or otherwise modified.

      "1998 CLASS A CERTIFICATES" means the 1998 7.38% Atlas Air Pass Through Certificates, Series A issued pursuant to that certain Pass Through Trust Agreement dated as of February 9, 1998, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1A.

      "1998 CLASS A TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Pass Through Trustee pursuant to that certain Pass Through Trust Agreement dated as of February 9, 1998, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1A.

      "1998 EETC FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the 1998 EETC Restructuring Agreement, which 1998 EETC Final Agreements shall control over the 1998 EETC Restructuring Agreement following an appropriate EETC Direction.

      "1998 EETC RESTRUCTURING AGREEMENT" means the 1998 EETC Restructuring and Forbearance Term Sheet Agreement dated September 12, 2003 (as amended, supplemented, or otherwise modified), among Atlas and certain holders of 1998 7.38% Atlas Air Pass Through Certificates, Series A, issued pursuant to the Pass Through Trust Agreement dated as of February 9, 1998, between Atlas Air and Wilmington Trust Company, as pass through trustee for the Atlas Air Pass Through Trust 1998-1A.

      "1998 EETC TRANSACTIONS" means the enhanced equipment trust certificate financing completed by Atlas in 1998, which is the subject of the 1998 EETC Restructuring Agreement.

      "1998-1A EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 7.38% Equipment Note No. 1998-1A-4-1 due January 2, 2018, in the principal

                                                 [UNITED STATES BANKRUPTCY SEAL]
amount of $60,110,000, issued by Atlas in connection with the Trust Indenture and Mortgage dated December 4, 1998, between Atlas, as owner, and Wilmington Trust Company, as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N494MC.

      "1998-1B EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 7.68% Equipment Note No. 1998-1B-4-1 due January 2, 2014, in the principal amount of $23,119,000, issued by Atlas in connection with the Trust Indenture and Mortgage dated December 4, 1998, between Atlas, as owner, and Wilmington Trust Company, as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N494MC.

      "1998-1C EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 8.01% Equipment Note No. 1998-1C-4-1 due January 2, 2010, in the principal amount of $24,660,000, issued by Atlas in connection with the Trust Indenture and Mortgage dated December 4, 1998, between Atlas, as owner, and Wilmington Trust Company, as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N494MC.

      "1999 CLASS A-1 CERTIFICATES" means the 1999 7.20% Atlas Air Pass Through Certificates, Series A-1 issued pursuant to that certain Pass Through Trust Agreement dated as of April 1, 1999, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1A-1, as supplemented pursuant to that Trust Supplement No. 1999-1A-1 dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class A-1 Trustee.

      "1999 CLASS A-1 TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Pass Through Trustee pursuant to that certain Pass Through Trust Agreement dated as of April 1, 1999, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1A-1, as supplemented pursuant to that Trust Supplement No. 1999-1A-1 dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class A-1 Trustee for the Atlas Air Pass Through Trust 1999-1A-1.

      "1999 CLASS A-2 CERTIFICATES" means the 1999 6.88% Atlas Air Pass Through Certificates, Series A-2 issued pursuant to that certain Pass Through Trust Agreement dated as of April 1, 1999, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1A-2, as supplemented pursuant to that Trust Supplement No. 1999-1A-2 dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class A-2 Trustee.

      "1999 CLASS A-2 TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Pass Through Trustee pursuant to that certain Pass Through Trust Agreement dated as of April 1, 1999, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1A-2, as supplemented pursuant to that Trust Supplement No. 1999-1A-2 dated as of April 13, 1999,

                                           [UNITED STATES BANKRUPTCY COURT SEAL]
between Atlas and Wilmington Trust Company as Class A-2 Trustee for the Atlas Air Pass Through Trust 1999-1A-2.

      "1999 EETC FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the 1999 EETC Restructuring Agreement, which 1999 EETC Final Agreements shall control over the 1999 EETC Restructuring Agreement following an appropriate EETC Direction.

      "1999 EETC RESTRUCTURING AGREEMENT" means the 1999 EETC Restructuring and Forbearance Term Sheet Agreement dated September 12, 2003 (as amended, supplemented, or otherwise modified), among Atlas and certain holders of 1999 7.20% Atlas Air Pass Through Certificates, Series A-1, issued pursuant to the Pass Through Trust Agreement dated as of April 13, 1999, between Atlas Air and Wilmington Trust Company, as pass through trustee for the Atlas Air Pass Through Trust 1999-1A-1, as supplemented pursuant to the Trust Supplement No. 1999-1A-1 dated as of April 13, 1999, between Atlas and Wilmington Trust Company, as Class A-1 Trustee.

      "1999 EETC TRANSACTIONS" means the enhanced equipment trust certificate financing completed by Atlas in 1999, which is the subject of the 1999 EETC Restructuring Agreement.

      "1999-1A-1 EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 7.20% Amended and Restated Equipment Note No. 1999-1A-1-1 due January 2, 2009, in the principal amount of $18,533,600, issued by Atlas in connection with the Trust Indenture and Mortgage dated May 26, 1999, between Atlas, as owner, and Wilmington Trust Company, as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N495MC.

      "1999-1A-2 EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 6.88% Amended and Restated Equipment Note No. 1999-1A-2-1-1 due July 2, 2009, in the principal amount of $43,544,000, issued by Atlas in connection with the Trust Indenture and Mortgage dated May 26, 1999, between Atlas, as owner, and Wilmington Trust Company, as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N495MC.

      "1999-1B EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 7.63% Equipment Note No. 1999-1B-1-1 due January 2, 2015, in the principal amount of $22,283,000, issued by Atlas in connection with the Trust Indenture and Mortgage dated May 26, 1999, between Atlas, as owner, and Wilmington Trust Company, as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N495MC.

      "1999-1C EQUIPMENT NOTE CLAIMS" means the Secured Claims arising under or evidenced by the 8.77% Equipment Note No. 1999-1C-1-1 due January 2, 2011, in the principal amount of $23,875,000, issued by Atlas in connection with the Trust Indenture and Mortgage dated May 26, 1999, between Atlas, as owner, and Wilmington Trust Company as mortgagee, related to the Boeing 747-47UF freighter aircraft bearing U.S. Registration Mark N495MC.

      "2000 Class A CERTIFICATES" means the 2000 8.707% Atlas Air Pass Through Certificates, Series A issued pursuant to that certain Pass Through Trust Agreement dated as of

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

January 28, 2000, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1A, as supplemented pursuant to that Trust Supplement No. 2000-1A dated as of January 28, 2000, between Atlas and Wilmington Trust Company as Class A Trustee.

      "2000 CLASS A TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Pass Through Trustee pursuant to that certain Pass Through Trust Agreement dated as of January 28, 2000, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1A, as supplemented pursuant to that Trust Supplement No. 2000-1A dated as of January 28, 2000, between Atlas and Wilmington Trust Company as Class A Trustee for the Atlas Air Pass Through Trust 2000-1A.

      "2000 EETC FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the 2000 EETC Restructuring Agreement, which 2000 EETC Final Agreements shall control over the 2000 EETC Restructuring Agreement following an appropriate EETC Direction.

      "2000 EETC RESTRUCTURING AGREEMENT" means the 2000 EETC Restructuring and Forbearance Term Sheet Agreement dated September 12, 2003 (as amended, supplemented, or otherwise modified), among Atlas and certain holders of 2000 8.707% Atlas Air Pass Through Certificates, Series A, issued pursuant to the Pass Through Trust Agreement dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as pass through trustee for the Atlas Air Pass Through Trust 2000-1A, as supplemented pursuant to the Trust Supplement No. 2001-1A dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Class A Trustee.

      "2000 EETC TRANSACTIONS" means the enhanced equipment trust certificate financing completed by Atlas in 2000, which is the subject of the 2000 EETC Restructuring Agreement.

      "A SERIES CERTIFICATEHOLDERS" means collectively, the Certificateholders who hold A Series Certificates issued in connection with the EETC Transactions.

      "ACQUISITION" means Airline Acquisition Corp I, a Delaware corporation.

      "ACMI" means aircraft, crew, maintenance and insurance, and refers to a type of aircraft lease or charter in which the aircraft is provided with the necessary crew, maintenance and insurance in exchange for an agreed number of hours of operation, and the lessee or charter party is responsible for fuel and all other expense items.

      "ADMINISTRATIVE CLAIM" means a claim, cause of action, right, or other liability, or the portion thereof, that is entitled to priority under 11 U.S.C. Sections 503(b) and 507(a)(1), including (a) the actual and necessary costs and expenses incurred after the Petition Date of Preserving the Estates and operating the Debtors' businesses (such as wages, salaries, or payments for goods and services), including the Indenture Trustee Fee; (b) compensation for legal, financial advisory, accounting and other services, and reimbursement of expenses awarded or allowed under 11 U.S.C. Sections 330(a) or 331; and (c) all fees and charges assessed against the Estates under 28 U.S.C. Section 1930.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "ADMINISTRATIVE TAX CLAIM" means an Administrative Claim held by a Governmental Unit for taxes (and for any interest related to such taxes) for any tax year or period, all or any portion of which accrued or became due on or after the Petition Date through and including the Effective Date.

      "AFFILIATE" means, with respect to a Person, (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of such Person, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of such Person, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

      "AFL III" means Atlas Freighter Leasing III, Inc., a Delaware corporation.

      "AFL III CREDIT FACILITY" means the credit facility advanced under and evidenced by the Credit Agreement dated as of April 25, 2000 (as amended, restated, supplemented or otherwise modified), among AFL III, Holdings, Deutsche Bank Trust Company Americas, as administrative agent, and the financial institutions from time to time parties thereto.

      "AFL III CREDIT FACILITY FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the AFL III Credit Facility Restructuring Agreement.

      "AFL III CREDIT FACILITY RESTRUCTURING AGREEMENT" means the Forbearance Agreement, Limited Waiver and Conditional Agreement to Amend the Loan Documents, dated July 3, 2004 (as amended, supplemented, or otherwise modified), among Atlas, Holdings, Deutsche Bank Trust Company Americas, as administrative agent, and the financial institutions from time to time parties thereto.

      "AFL III LEASE AGREEMENTS" means, collectively, (a) the twelve Lease Agreements dated April 25, 2000; (b) the two Lease Agreements dated August 12, 2002; and (c) the Lease Agreement dated as of August 13, 2002 (all as amended, supplemented or otherwise modified), in each case, between AFL III, as lessor, and Atlas, as lessee.

      "AIRCRAFT CREDIT FACILITY" means the credit facility advanced under and evidenced by the Fourth Amended and Restated Credit Agreement dated April 25, 2000, among Atlas, as borrower; the lenders identified therein, as lenders; and Bankers Trust Company, as administrative agent, and any related loan agreements, security agreements, commercial paper, schedules, or other documents.

      "AIRCRAFT CREDIT FACILITY CLAIM" means the Secured Claim arising under or evidenced by the Aircraft Credit Facility.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "AIRCRAFT CREDIT FACILITY FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the Aircraft Credit Facility Restructuring Agreement.

      "AIRCRAFT CREDIT FACILITY RESTRUCTURING AGREEMENT" means the Forbearance Agreement, Limited Waiver and Conditional Agreement to Amend the Loan Documents dated July 3, 2003, among Atlas, Holdings, Deutsche Bank Trust Company Americas, as administrative agent, and the financial institutions parties thereto, regarding the Fourth Amended and Restated Credit Agreement dated as of April 25, 2000 (as amended, supplemented, or otherwise modified) among Atlas, Holdings, Deutsche Bank Trust Company Americas, as administrative agent, and the financial institutions from time to time parties thereto.

      "ALLOWANCE DATE" means (a) as to a Disputed Claim, the date on which such Disputed Claim becomes an Allowed Claim by Final Order; (b) as to a Claim Allowed by Final Order, the date on which the order allowing such Claim becomes an Allowed Claim under the Final Order; and (c) as to any other Claim, the date on which such Claim became an Allowed Claim in accordance with the Plan.

      "ALLOWED CLAIM" means any Claim allowable under 11 U.S.C. Section 502 (a) for which a proof of claim was filed on or before, as applicable, the General Bar Date, the Governmental Unit Bar Date, or the Rejection Claim Bar Date, and as to which no objection to the allowance thereof has been timely filed, or if an objection has been timely filed, such Claim is allowed by a Final Order; or
(b) for which a proof of claim is not filed and which has been or hereafter is listed in the Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated as to amount; or (c) that is deemed allowed by the terms of the Plan. For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any claim that the Debtors may hold against the Creditor under 11 U.S.C. Section 553.

      "ALLOWED [...] CLAIM" means an Allowed Claim in the particular Class or category specified.

      "ALLOWED [...] EQUITY INTEREST" means an Allowed Equity Interest in the particular Class or category specified.

      "ALPA" means the Air Line Pilots Association, the union representing the pilots employed by Atlas and Polar.

      "ASSUMPTION SCHEDULE" means the schedule filed with the Bankruptcy Court identifying those Executory Contracts to be assumed by the Debtors under the Plan and any amendments, modifications or supplements thereto.

      "ATLAS" means Atlas Air, Inc., a Delaware corporation.

      "ATLAS COLLECTIVE BARGAINING AGREEMENT" means the collective bargaining agreement between Atlas and ALPA, as amended, supplemented, or otherwise modified.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "AVOIDANCE ACTIONS" means any causes of action arising under 11 U.S.C. Sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553.

      "BACKSTOP CREDITORS" means (a) Sankaty Financing Partners, LLC and (b) Harbert Distressed Investment Fund, L.P., and certain of its affiliated funds and managed accounts.

      "BALLOT" means the ballot for voting to accept or reject the Plan.

      "BANK GROUP" means, collectively, the lenders party to the Aircraft Credit Facility Agreement and AFL III Credit Facility Agreement.

      "BANK GROUP AGENT" means Deutsche Bank.

      "BANK GROUP NEW COMMON STOCK DISTRIBUTIONS" means the distribution of 320,000 shares of New Common Stock to be issued to the Bank Group under the Plan in accordance with the Aircraft Credit Facility Restructuring Agreement and the AFL III Credit Facility Restructuring Agreement.

      "BANKERS COMMERCIAL PURCHASE AGREEMENT" means the Purchase Agreement dated January 30, 2004, between Atlas and Bankers Commercial Corporation.

      "BANKRUPTCY CASES" means the bankruptcy cases filed by the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are jointly administered under bankruptcy case no. 04-10792-BKC-RAM.

      "BANKRUPTCY CODE" means title 11 of the United States Code.

      "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Florida, or, in the event that court ceases to exercise jurisdiction over the Bankruptcy Cases, such court that may have jurisdiction over the reorganization of the Debtors under chapter 11 of the Bankruptcy Code.

      "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure.

      "BOEING FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the Boeing Restructuring Agreement.

      "BOEING RESTRUCTURING AGREEMENT" means the Binding Term Sheet for Lease Restructure (Aircraft Lease N415MC) dated September 12, 2003, among Atlas, as lessee, U.S. Bank National Association, not in its individual capacity, but solely as owner trustee, and BCC Red Hook Company, as owner participant, regarding (a) the Lease Agreement MSN 32837 dated June 1, 2002 (as such lease has been amended, supplemented or otherwise modified), between Atlas, U.S. Bank National Association, and BCC Red Hook Company, and (b) the Participation Agreement MSN 32837 dated June 1, 2002 (as such has been amended, supplemented or otherwise modified), between Atlas Air, U.S. Bank National Association, and BCC Red Hook Company.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "BUSINESS" means all of the business activities in which the Debtors are or have been engaged before the Effective Date.

      "BUSINESS DAY" means any day other than a Saturday, Sunday, or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

      "BUSINESS PLAN" means the Debtors' business plan filed with the SEC on Form 8-K on December 12, 2003 (as amended and modified) and attached to the Disclosure Statement as Exhibit G.

      "CASH" means legal tender of the United States of America and equivalents thereof, including readily marketable direct obligations of the United States of America, certificates of deposit issued by federally insured banks, and money market accounts of federally insured banks.

      "CASH COLLATERAL" has the meaning prescribed in 11 U.S.C.Section 363(a).

      "CLAIM" has the meaning specified in 11 U.S.C. Section 101(5).

      "CLAIMANT OR CLAIMHOLDER" means the holder of a Claim.

      "CLAIM OBJECTION DEADLINE" means the first Business Day following 120 days after the Effective Date or any other date established in any Final Order entered by the Bankruptcy Court modifying such deadline.

      "CLASS" means a category of Claims or Equity Interests as described in the Plan.

      "CLASS 4.1 NEW COMMON STOCK DISTRIBUTION" means the distribution of 17,202,666 of the New Common Stock to holders of Allowed General Unsecured Claims under the Plan.

      "CLASS A CERTIFICATES" means, collectively, the 1998 Class A Certificates, the 1999 Class A-1 Certificates, the 1999 Class A-2 Certificates and the 2000 Class A Certificates.

      "CLASS B CERTIFICATES" means, collectively, (i) 1998 7.68% Atlas Air Pass Through Certificates, Series B issued pursuant to that certain Pass Through Trust Agreement dated as of February 9, 1998, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1B,
(ii) 1999 7.63% Atlas Air Pass Through Certificates, Series B issued pursuant to that certain Pass Through Trust Agreement dated as of April 1, 1999, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1B, as supplemented pursuant to that Trust Supplement No. 1999-1B dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class B Trustee, and (iii) 2000 9.05% Atlas Air Pass Through Certificates, Series B, issued pursuant to the Pass Through Trust Agreement dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1B, as supplemented pursuant to the Trust Supplement No. 2001-1B dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Class B Trustee.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "CLASS C CERTIFICATES" means, collectively, (i) 1998 8.01% Atlas Air Pass Through Certificates, Series C issued pursuant to that certain Pass Through Trust Agreement dated as of February 9, 1998, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1C,
(ii) 1999 8.77% Atlas Air Pass Through Certificates, Series C issued pursuant to that certain Pass Through Trust Agreement dated as of April 1, 1999, between Atlas and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1C, as supplemented pursuant to that Trust Supplement No. 1999-1C dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class C Trustee, and (iii) 2000 9.702% Atlas Air Pass Through Certificates, Series C, issued pursuant to the Pass Through Trust Agreement dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1C, as supplemented pursuant to the Trust Supplement No. 2001-1C dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Class C Trustee.

      "CLASS A TRUSTEE" means collectively the 1998 Class A Trustee, the 1999 Class A-1 Trustee, the 1999 Class A-2 Trustee and the 2000 Class A Trustee.

      "CLASS B TRUSTEE" means SunTrust Bank, a Georgia banking corporation, as successor trustee to Wilmington Trust Company and HSBC Bank USA, a New York banking corporation, not in its individual capacity, but solely as (i) Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1B, (ii) Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1B, as supplemented pursuant to that Trust Supplement No. 1999-1B dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class B Trustee, and (iii) Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1B, as supplemented pursuant to the Trust Supplement No. 2001-1B dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Class B Trustee.

      "CLASS C TRUSTEE" means Manufacturers and Traders Trust Company, a New York banking corporation, as successor trustee to Wilmington Trust Company, not in its individual capacity, but solely as (i) Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1C, (ii) Pass Through Trustee for the Atlas Air Pass Through Trust 1999-1C, as supplemented pursuant to that Trust Supplement No. 1999-1C dated as of April 13, 1999, between Atlas and Wilmington Trust Company as Class C Trustee, and (iii) Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1C, as supplemented pursuant to the Trust Supplement No. 2001-1C dated as of January 28, 2000, between Atlas and Wilmington Trust Company, as Class C Trustee.

      "CLOSING" means the closing of the transactions contemplated under the Plan to be conducted under Article 6 of the Plan.

      "CLOSING DATE" means the Effective Date or such other date identified in a notice filed with the Bankruptcy Court pursuant to section 6.3 of the Plan.

      "COMMITTEES" means, collectively, the official committees of unsecured creditors appointed in the Atlas Air and Polar chapter 11 cases.

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                                      A-9

      "CONFIRMATION DATE" means the date the Confirmation Order is entered on the docket of the Bankruptcy Cases within the meaning of Bankruptcy Rules 5003 and 9021.

      "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

      "CONFIRMATION HEARING DATE" means the date established by the Bankruptcy Court for the Confirmation Hearing.

      "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

      "CONTINUING INTERCOMPANY CLAIM" means, collectively, (a) the Intercompany Claim for basic rent and maintenance reserves in the amount of $5,285,660 between Atlas and Polar related to the lease of the aircraft bearing tail number N355MC and (b) the Intercompany Claim for basic rent and maintenance reserves in the amount of $5,154,857.01 between Atlas and Polar related to the lease of the aircraft bearing N505MC.

      "CONTROLLING PARTY" OR "CONTROLLING PARTY" means, for purposes of this Plan, the 1998 Class A Trustee with respect to the 1998 EETC Transactions, the 1999 Class A-1 Trustee with respect to the 1999 EETC Transactions and the 2000 Class A Trustee with respect to the 2000 EETC Transactions.

      "CONVENIENCE CLAIM" means a General Unsecured Claim (that would otherwise be classified in Classes Holding - 4.1, Atlas - 4.1, Acquisition - 4.1, or Logistics - 4.1) in an amount (a) equal to or less than the Convenience Claim Amount or (b) greater than the Convenience Claim Amount, but has been reduced to the Convenience Claim Amount by a written election of the holder thereof on a validly executed and timely delivered Ballot. The postpetition assignment of multiple Allowed General Unsecured Claims to a single Person shall not consolidate such Claims owed to separate Creditors on the Petition Date for purposes of determining the amount of a Convenience Claim.

      "CONVENIENCE CLAIM AMOUNT" means $10,000.

      "CREDITOR" has the meaning prescribed in 11 U.S.C. Section 101(10).

      "CURE" means the amount of Cash required to cure defaults necessary to assume or assume and assign an Executory Contract under 11 U.S.C. Section 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Debtors and the other Party(ies) to the Executory Contract.

      "CURE CLAIM BAR DATE" means July 8, 2004.

      "DEBTORS" means, collectively, Holdings, Atlas, Polar, Acquisition, and Logistics and such entities as reorganized.

      "DEFICIENCY CLAIM" means any portion of a Claim (a) to the extent the value of the holder's interest in the Estate Property securing such Claim is less than the amount of such Claim

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                                      A-10
or (b) to the extent the amount of a Claim subject to setoff is less than the amount of the Claim, each as determined by the Bankruptcy Court under 11 U.S.C. Section 506(a).

      "DERIVATIVE LITIGATION CLAIM" means any claim, cause of action, demand, or any other right to payment derivative of or from the Debtors that are property of their Estates under 11 U.S.C Section 541.

      "DEUTSCHE BANK" means Deutsche Bank Trust Company Americas, as administrative agent to the lenders party to the Aircraft Credit Facility Agreement and AFL III Credit Facility Agreement.

      "DIP CREDIT FACILITY" means the debtor-in-possession credit facility evidenced by the DIP Financing Agreement.

      "DIP FINANCING AGREEMENT" means the Financing Agreement among Holdings, Atlas, and Polar, as borrowers; Acquisition and Logistics, as guarantors; The CIT Group/Business Credit, Inc., as administrative agent, collateral agent, and co-lead arranger for the lenders; and Ableco Finance LLC, as syndication agent, and co-lead arranger for the lenders, dated as of March 25, 2004.

      "DIP LENDERS" means, collectively, The CIT Group/Business Credit, Inc. and Ableco Finance LLC.

      "DISBURSING AGENT" means the Debtors or their designee retained to make certain Distributions under the Plan and exercise the rights and perform the duties thereunder.

      "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) regarding the Plan, as may be amended, modified, or supplemented.

      "DISCLOSURE STATEMENT APPROVAL DATE" means the date the Disclosure Statement Approval Order is entered on the docket of the Bankruptcy Cases.

      "DISCLOSURE STATEMENT APPROVAL ORDER" means the order of the Bankruptcy Court approving the Disclosure Statement and authorizing the solicitation of acceptances of the Plan.

      "DISPUTED ATLAS GENERAL UNSECURED CLAIM" means collectively Disputed General Unsecured Claims in Classes Holdings-4.1, Atlas-4.1, Acquisition-4.1 and Logistics-4.1.

      "DISPUTED CLAIM" means a claim in a particular Class as to which a proof of claim has been filed or is deemed to have been filed under applicable law or an Administrative Claim as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. For the purposes of the Plan, a Claim is a Disputed Claim prior to any objection to the extent that the Claim is not an Allowed Claim and includes without limitation (a) the amount of a Claim specified in a proof of claim that exceeds the amount of any corresponding Claim scheduled by the applicable Debtor in the Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the applicable Debtor in the Schedules of Assets and

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                                      A-11

Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (c) no corresponding Claim has been scheduled by the applicable Debtor in the Schedules of Assets and Liabilities.

      "DISPUTED [...] CLAIM" means Disputed Claim in the particular category specified.

      "DISPUTED [...] EQUITY INTEREST" means a Disputed Equity Interest in the particular category specified.

      "DISPUTED POLAR GENERAL UNSECURED CLAIM" means a Disputed Class Polar -
4.1 General Unsecured Claim.

      "DISTRIBUTION" means a distribution of Cash or other non-Cash consideration made under the Plan, including the New Common Stock.

      "DISTRIBUTION DATE" means any date that a Distribution is made under the Plan.

      "DISTRIBUTION RECORD DATE" means the Confirmation Date.

      "DOT" means the United States Department of Transportation.

      "EETC AIRCRAFT" means the Boeing 474-400 aircraft that are the subject of the EETC Transactions.

      "EETC AD HOC COMMITTEE" means the ad hoc committee of a majority in interest of holders of Class A Certificates under the EETC Transactions.

      "EETC CERTIFICATES" means, collectively, the Class A Certificates, the Class B Certificates and the Class C Certificates.

      "EETC CERTIFICATEHOLDERS" means, collectively, the holders of the EETC Certificates.

      "EETC DIP CREDIT FACILITY" means the debtor-in-possession credit facility concerning the deferred lease and equipment note obligations due under the EETC Transactions in the aggregate principal amount of $21.7 million.

      "EETC DIP NOTES" means the promissory notes evidencing the EETC DIP Credit Facility.

      "EETC DIRECTION" means that a majority in interest of beneficial holders of the applicable Class A Certificates shall have directed the applicable Class A Trustee to execute, deliver, and perform, and/or, in its capacity as Controlling Party, to direct the applicable Subordination Agent to execute, deliver, and perform, and/or to direct the applicable EETC Indenture Trustee to execute, deliver, and perform the EETC Final Agreements to which they are parties in such respective capacities, such direction having complied in all material respects with all applicable requirements of the operative agreements for the EETC Transactions.

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                                      A-12

      "EETC DOCUMENTS" means any Executory Contracts relating to the EETC Transactions and the leveraged lease transactions related to the EETC Transactions, including without limitations, the tax indemnity agreements, the aircraft leases and the participation agreements for the leveraged lease transactions related to the EETC Transactions; provided, however, such term does not include placement agreements, registration rights agreements, deposit agreements and indemnity agreements relating to the offering of the EETC Certificates to the public.

      "EETC EFFECTIVE DATE" means the date on which all conditions to effectiveness described in the EETC Restructuring Agreements of the transactions contemplated by the 1998 EETC Final Restructuring Agreements, 1999 EETC Final Restructuring Agreements, and 2000 EETC Final Restructuring Agreements have been satisfied or waived.

      "EETC FINAL AGREEMENTS" means, collectively, the 1998 EETC Final Agreements, the 1999 EETC Final Agreements, and the 2000 EETC Final Agreements, which were approved by the EETC Ad Hoc Committee in accordance with the EETC Restructuring Agreements, the forms of which were filed as Plan Documents, and such term includes without limitation the Restructure Agreements.

      "EETC INDENTURE TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as mortgagee under the EETC Trust Indentures.

      "EETC LEASES" means, collectively, the lease agreements entered into by Atlas under the EETC Transactions.

      "EETC RESTRUCTURING AGREEMENTS" means, collectively, the 1998 EETC Restructuring Agreement, the 1999 EETC Restructuring Agreement, and the 2000 EETC Restructuring Agreement.

      "EETC SECURITY AGREEMENTS" means, collectively, the security agreements executed by certain Debtors concerning the EETC DIP Credit Facility.

      "EETC TRANSACTIONS" means, collectively, the 1998 EETC Transactions, the 1999 EETC Transactions, and the 2000 EETC Transactions.

      "EETC TRUST INDENTURES" means the trust indentures and mortgages, as amended and supplemented, executed by Atlas or the Owner Trustee in connection with the EETC Transactions.

      "EFFECTIVE DATE" means the first Business Day following the tenth day (as calculated in accordance with Bankruptcy Rule 9006(a)) after the Confirmation Date on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan.

      "EMERGENCE CREDIT FACILITY" means the exit financing arrangement in the commitment letter dated January 30, 2004 from the DIP Lenders or such other exit financing arrangement obtained by the Debtors to be executed at the Closing. The form of the Emergence Credit Facility will be filed with the Bankruptcy Court as a Plan Document.

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                                      A-13

      "EQUIPMENT NOTES" means the secured equipment notes issued by Atlas or the Owner Trustee pursuant to the EETC Trust Indentures.

      "EQUITY INTEREST" means (a) all rights arising from any capital stock, partnership interest, membership interest, and any other equity security (as defined in 11 U.S.C. Section 101(16)) in any of the Debtors and (b) all warrants, options, and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), whether contractual, legal, equitable, or otherwise to acquire such equity interest.

      "ESTATE" means the bankruptcy estate of each of the Debtors and all Estate Property comprising the individual bankruptcy estates of each of the Debtors within the meaning of 11 U.S.C. Section 541.

      "ESTATE PROPERTY" means all right, title, and interest in and to any and all property of every kind or nature, owned by the Debtors or their Estates on the Effective Date as defined by 11 U.S.C. Section 541.

      "EXCLUSIVE PERIOD" means the first 120 days after the Petition Date during which only the debtor may file a chapter 11 plan as provided for in 11 U.S.C.
Section 1121, including any extension of that period as ordered by the Bankruptcy Court.

      "EXECUTORY CONTRACTS" means executory contracts and unexpired leases as such terms are used in 11 U.S.C. Section 365, including all operating leases, capital leases, and contracts to which any Debtor is a party or beneficiary on the Confirmation Date.

      "EXISTING SECURITIES" means the Senior Notes, Equity Interests, and any other note (other than the Equipment Notes and the EETC Certificates), bond, indenture (other than the EETC Trust Indentures), or other instrument or document (other than any instrument or document related to the EETC Transactions) evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors.

      "FAA" means the United States Federal Aviation Administration.

      "FEE PROCEDURES ORDER" means the Order Granting Debtors' Motion for Entry of an Administrative Order Under 11 U.S.C. Sections 105(a) and 331 Establishing Procedure for Monthly and Interim Compensation and Reimbursement of Expenses for Professionals entered on February 9, 2004, and subsequently amended on March 29, 2004.

      "FINAL ORDER" means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been filed, such judgment or order has not been reversed, modified, stayed, or amended.

      "FINAL RESTRUCTURING AGREEMENTS" means, collectively, the EETC Final Agreements the Aircraft Credit Facility Final Agreements, the AFL III Credit Facility Final Agreements the Hypo Bank (N537MC) Final Agreement, the Potomac Final Agreement, the OP Final Agreements, and the FINOVA Final Agreements.

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                                      A-14

      "FINOVA FINAL AGREEMENTS" means the definitive documents or other final agreements documenting the transactions described in or contemplated by the FINOVA Purchase Term Sheet.

      "FINOVA PURCHASE TERM SHEET" means the Binding Term Sheet Agreement for Purchase by Atlas of FINOVA's Owner Participant Interests in 747-400F Aircraft N491MC and N493MC dated January 30, 2004, between Atlas and FINOVA Capital Corporation.

      "GAAP" means the generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States).

      "GECAS" means GE Capital Aviation Services, Inc., General Electric Capital Corporation; and their subsidiaries and affiliated companies.

      "GECAS NEW COMMON STOCK DISTRIBUTION" means the distribution of 740,000 shares of New Common Stock to be issued to GE Capital Aviation Services, Inc, under the Plan in accordance with the GECAS Restructuring Letter Agreement.

      "GECAS RESTRUCTURING AGREEMENTS" means, collectively, (a) the Binding Term Sheet for Lease Restructure (Aircraft Lease) dated April 11 , 2003, among Polar, as lessee, Holdings, and GE Capital Aviation Services, Inc., acting on behalf of the identified lessors, as lessors, regarding the leases listed on Schedule A thereto (as such has been amended, supplemented, or otherwise modified); (b) the Binding Term Sheet for Lease Restructure (Aircraft Lease) dated April 11, 2003, among Polar, as lessee, Holdings, and GE Capital Aviation Services, Inc., as servicer on Behalf of Aero USA, Inc., the lessor, regarding the Aircraft Lease Agreement dated August 25, 2000 (as such has been amended, supplemented, or otherwise modified); and (c) the Binding Term Sheet for Lease Restructure (Aircraft Lease) dated April 11, 2003, among Atlas, as lessee, Holdings, and GE Capital Aviation Services, Inc., acting on behalf of the identified lessors, as lessors, regarding the leases listed on Schedule A thereto (as such has been amended, supplemented, or otherwise modified).

      "GECAS RESTRUCTURING LETTER AGREEMENTS" means, collectively, (a) the Restructuring Letter Agreement (MSN 32838); (b) the Restructuring Letter Agreement (MSN 30810); (c) the Restructuring Letter Agreement (MSN 22237); (d) the Restructuring Letter Agreement (MSN 30808); (e) the Restructuring Letter Agreement (MSN 32840); (f) the Restructuring Letter Agreement (MSN 21730); (g) the Restructuring Letter Agreement (MSN 30809); (h) the Restructuring Letter Agreement (MSN 20811); and (i) the Restructuring Letter Agreement (MSN 30812), and dated as of August 1, 2003.

      "GENERAL BAR DATE" means April 12, 2004, the deadline established by the Bankruptcy Court for filing proofs of claim or proofs of interest in the Bankruptcy Cases.

      "GENERAL UNSECURED CLAIM" means an Unsecured Claim that is not (a) an Administrative Claim, (b) an Administrative Tax Claim, (c) a Professional Compensation Claim, (d) a Priority Unsecured Tax Claim, (e) a Priority Unsecured Non-Tax Claim, (f) a Convenience

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

Claim, or (g) an Intercompany Claim. General Unsecured Claims include any Senior Note Claims and all other Claims not separately classified under the Plan.

      "GOVERNMENTAL UNIT" has the meaning ascribed in 11 U.S.C. Section 101(27).

      "GOVERNMENTAL UNIT BAR DATE" means July 28, 2004, the deadline for Governmental Units to file proofs of claim in the Bankruptcy Cases.

      "HOLDINGS" means Atlas Air Worldwide Holdings, Inc., a Delaware corporation.

      "HOLDINGS EQUITY INTEREST" means an Equity Interest in Atlas Holdings.

      "HYPO BANK (N537MC) FINAL AGREEMENT" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the Hypo Bank (N537MC) Restructuring Agreement.

      "HYPO BANK CREDIT FACILITY CLAIM" means the Secured Claim arising under or evidenced by the Amended and Restated Credit Agreement [N537MC] dated May 11, 2000 (as amended, supplemented, or otherwise modified), among Atlas, as borrower, Hypovereinsbank Luxembourg Societe Anonyme, as security trustee, and the financial institutions from time to time parties thereto, as lenders, and any related loan agreements, security agreements, commercial paper, schedules, or other documents.

      "HYPO BANK (N537MC) RESTRUCTURING AGREEMENT" means the Binding Term Sheet for Debt Restructure (as amended, supplemented, or otherwise modified) dated July 31, 2003, among Atlas, HVB Banque Luxembourg Societe Anonyme (formerly known as Hypovereinsbank Luxembourg Societe Anonyme), in its capacity as lender and security trustee, and the lenders identified therein, as lenders, regarding the Amended and Restated Credit Agreement [N537MC] dated May 11, 2000 (as amended, supplemented, or otherwise modified), among Atlas, as borrower, HVB Banque Luxembourg Societe Anonyme, as security trustee, and the financial institutions from time to time parties thereto, as lenders, and any related loan agreements, security agreements, commercial paper, schedules, or other documents.

      "IMPAIRED OR IMPAIRMENT" has the meaning in 11 U.S.C. Section 1124.

      "INDENTURE TRUSTEE" means, collectively, the indentures trustees identified in each Senior Note Indenture or their successors, in their respective capacities as indenture trustee under the Senior Note Indentures.

      "INDENTURE TRUSTEE CHARGING LIEN" means any Lien or other priority in payment arising before the Effective Date to which the Indenture Trustees are entitled under the Senior Note Indentures against Distributions to be made to holders of Senior Note Claims for payment of any amounts due the Indenture Trustees under the Senior Note Indentures.

      "INDENTURE TRUSTEE FEE" means the reasonable compensation fees, expenses, and disbursements incurred by the Indenture Trustees at any time through the Confirmation Date in connection with their duties under the Senior Note Indentures, including the reasonable fees, expenses, and disbursements of agents and counsel retained by the Indenture Trustees.

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                                      A-16

      "INSIDER" has meaning ascribed in 11 U.S.C. Section 101(31).

      "INTERCOMPANY CLAIM" means any Claim that exists between or among the Debtors on the Effective Date.

      "INTERESTHOLDER" means the holder of an Equity Interest.

      "IRS" means the Internal Revenue Service.

      "KEYCORP LEASE CLAIM" means the Secured Claim arising under or evidenced by the KeyCorp Master Lease Agreement.

      "KEYCORP MASTER LEASE AGREEMENT" means the Master Equipment Lease Agreement dated March 27, 1997 (as amended, supplemented, or otherwise modified), between Atlas, as lessee, and KeyCorp Leasing, as lessor, including the Equipment Schedule No. 02 dated as of September 26, 2000 and the Equipment Schedule No. 03 dated as of May 17, 2001.

      "KEYCORP WAIVER AGREEMENT" means the Waiver Agreement dated as of July 15, 2003 by and among Atlas, and Key Equipment Finance, a division of Key Corporate Capital Inc., as successor in interest to Keycorp Leasing and Key Leasing, Ltd., regarding the KeyCorp Master Lease Agreement.

      "KEY EMPLOYEE RETENTION ORDER" means the Order Authorizing (A) Assumption of the Company's Key Employee Retention Plan and Certain Executive Employment Agreements; and (B) Continued Severance Practices for Non-Contract Employees [C.P. No. 741], which was entered by the Bankruptcy Court on April 23, 2004.

      "LIEN" means a lien, security interest, or other interest or encumbrance as defined in 11 U.S.C. Section 101(37) asserted against any Estate Property.

      "LIQUIDITY PROVIDERS" means, collectively, WestLB AG, New York; ABN AMRO Bank, N.V.; and Morgan Stanley Capital Services, Inc., the parties who provided the liquidity enhancement feature for the Pass Through Trusts to cover certain interest payments due under the EETC Certificates.

      "LOCAL RULES" means the local bankruptcy rules prescribed by the Bankruptcy Court.

      "LOGISTICS" means Atlas Worldwide Aviation Logistics, Inc., a Florida corporation.

      "MASTER BALLOT" means the Ballot to be furnished to the Senior Note Nominees for tabulating and summarizing the individual votes of their beneficial owners.

      "NEW COMMON STOCK" means 20 million authorized shares of common stock, par value $0.01 per share, in the reorganized Holdings to be issued under the Plan, plus any common stock, par value $0.01 per share, necessary to satisfy the grant of restricted stock and exercise of options under the Management Incentive Plan and the Other Employee Stock Option Plan described in the Plan.

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                                      A-17

      "NEW COMMON STOCK RESERVE" means the authorized but unissued New Common Stock reserved from the Class 4.1 New Common Stock Distribution for issuance on the allowance or disallowance of Disputed General Unsecured Claims.

      "NON-RELEASED PARTIES" means collectively, Richard A. Shuyler, James T. Matheny, Brian Rowe, Douglas A. Carty, Stuart G. Weinroth and Stanley J. Gadek.

      "OP FINAL AGREEMENT" means the definitive documents or other final agreements documenting the restructuring transactions described in or contemplated by the Owner Participant Term Sheet, including without limitation the Restructure Agreements.

      "ORDINARY COURSE LIABILITY" means an Administrative Claim (other than a Professional Compensation Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtors' businesses.

      "OTHER SECURED CLAIM" means a Secured Claim other than (a) an Aircraft Credit Facility Claim, (b) Hypo Bank Credit Facility Claim, (c) a KeyCorp Lease Claim, (d) a 1998-1A Equipment Note Claim, (e) a 1998-1B Equipment Note Claim,
(f) a 1998-1C Equipment Note Claim, (g) a 1999-1A-1 Equipment Note Claim, (h) a 1999-1A-2 Equipment Note Claim, (i) a 1999-18 Equipment Note Claim, (j) a 1999-1C Equipment Note Claim, and (k) a Secured Letter of Credit Claim.

      "OWNER PARTICIPANT" means a Person who financed and invested (on an equity basis) approximately twenty percent (20%) of original cost of an aircraft involved in the EETC Transactions, and who is the real beneficial owner of such aircraft.

      "OWNER PARTICIPANT TERM SHEET" means the OP Term Sheet dated February 5, 2004 (as amended, supplemented, or otherwise modified), among the Debtors and the Owner Participants signatory thereto regarding the restructuring of the lease obligations concerning Boeing 747-400 aircraft bearing tail numbers N408MC, N492MC, N497MC, N498MC, N499MC, and N412MC.

      "OWNER TRUSTEE" means Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), not in its individual capacity, but solely as Owner Trustee of each of the Owner Trusts established in the EETC Transactions.

      "PASS THROUGH TRUSTS" means , collectively, the pass through trusts pursuant to which the Class A Certificates, the Class B Certificates and the Class C Certificates were issued.

      "PASS THROUGH TRUSTEES" means , collectively, the Class A Trustee, the Class B Trustee and the Class C Trustee.

      "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, regardless of whether they are governments, agencies or political subdivisions thereof.

      "PETITION DATE" means January 30,2004, the date of filing of the Bankruptcy Cases.

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                                      A-18

      "PLAN" means the Joint Plan of Reorganization filed by the Debtors, as such document may be periodically amended or modified.

      "PLAN DOCUMENTS" means, collectively, those documents the forms of which were filed under the Notice of Filing Plan Document dated June 14, 2004 (C.P. No. 1136) and all other certificates, documents, and instruments necessary as appropriate in order to consummate the transactions contemplated under the Plan.

      "PLAN NOTE" means any promissory note to be executed by any Debtor under the Plan.

      "POLAR" means Polar Air Cargo, Inc., a California corporation.

      "POLAR COLLECTIVE BARGAINING AGREEMENT" means the collective bargaining agreement between Polar and ALPA as amended, supplemented, or otherwise modified.

      "POLAR CREDITOR TRUST" means a grantor trust established under the laws of New York pursuant to a trust agreement designating William C. Bradley as trustee and Debtors as grantor for the benefit of holders of Allowed General Unsecured Claims against Polar.

      "POLAR CREDITOR RESERVE ACCOUNT" means a segregated interest bearing account established by the trustee for the Polar Creditor Trust to hold Cash in the aggregate amount of $40,153,074.20.

      "POLAR DISTRIBUTION" means with respect to the holder of a Class Polar -
4.1 Allowed General Unsecured Claim, cash in an amount equal to sixty percent (60%) of the Allowed Amount of such Claim.

      "POTOMAC FINAL AGREEMENTS" means the definitive document or other final agreement documenting the restructuring transactions described in or contemplated by the Potomac Restructuring Agreement.

      "POTOMAC RESTRUCTURING AGREEMENT" means the Binding Term Sheet for Lease Restructure (Aircraft Lease N506MC) dated as of May 22, 2003, between Atlas, as lessee, Wells Fargo Northwest, National Association, not in its individual capacity, but solely as trustee under the Trust Agreement dated as of December 31, 1997, as lessor, Potomac Capital Investment Corporation, and PCI-BT Investing, L.L.C., regarding the Aircraft Lease Agreement dated as of March 29, 1996 between Atlas and Wells Fargo Northwest, National Association, as assignee of PCI-BT Investing, L.L.C. (as such lease agreement has been amended, supplemented or otherwise modified).

      "PRIME RATE" means the rate of interest per annum announced by J.P. MorganChase Bank from on the Effective Date as its prime rate in effect at its principal office in New York, New York.

      "PRIORITY UNSECURED NON-TAX CLAIM" means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under 11 U.S.C. Section 507(a)(2-7) and 507(a)(9).

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "PRIORITY UNSECURED TAX CLAIM" means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under 11 U.S.C. Section 507(a)(8).

      "PRO RATA SHARE" means, as to a particular holder of a General Unsecured Claim in Classes Holdings - 4.1, Atlas - 4.1, Acquisition - 4.1, and Logistics - 4.1, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all General Unsecured Claims in Classes Holdings - 4.1, Atlas - 4.1, Acquisition - 4.1, and Logistics - 4.1. Such ratio shall be calculated as if all Disputed General Unsecured Claims asserted against all Debtors were Allowed Claims as of the Effective Date, unless specifically provided otherwise by the Plan.

      "PROFESSIONAL" means a professional employed in the Bankruptcy Cases under 11 U.S.C. Sections 327 or 1103.

      "PROFESSIONAL COMPENSATION CLAIM" means a Claim for compensation or reimbursement of expenses of a Professional retained in the Bankruptcy Cases or any chapter 11 trustee, and requested in accordance with the provisions of 11 U.S.C, Sections 326, 327, 328, 330, 331, 503(b)and 1103.

      "RECORD HOLDER" means, with respect to the Equipment Notes, the Subordination Agent or its nominee as the registered holder of such notes, as agent and trustee for each of the Pass Through Trustees.

      "REINSTATED" OR "REINSTATEMENT" means, unless the Plan specifies a particular method of reinstatement, that the particular Claim or Equity Interest will be reinstated, at the sole option of the applicable Debtor, by either (a) leaving unaltered the legal, equitable, and contractual rights to which the Claim or Equity Interest entitles the holder thereof or (b) notwithstanding any contractual provision or applicable law that entitles the holder of the Claim or Equity Interest to demand or receive accelerated payment of the Claim or Equity Interest after the occurrence of a default, (i) cures any such default that occurred before or after the filing of the Bankruptcy Cases, other than a default of a kind specified in 11 U.S.C. Section 365(b)(2), (ii) reinstates the maturity of the Claim or Equity Interest as it existed before such default, and
(iii) not otherwise altering the legal, equitable, or contractual rights to which the Claim or Equity Interest entitles the holder thereof; provided, however, that any contractual right that does not pertain to the payment when due of principal or interest on the obligation on which the Claim or Equity Interest is based (including financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence, prohibiting certain transactions, or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors) will not be required to be cured or reinstated in order to accomplish reinstatement.

      "REJECTION CLAIM BAR DATE" means the first Business Day that is thirty
(30) days after the Confirmation Date or such earlier date that may be set by the Bankruptcy Court concerning a particular Executory Contract.

      "RESTRUCTURE AGREEMENTS" means the Restructure Agreements to be executed with respect to each EETC Aircraft, the form of which was filed as a Plan Document.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "RIGHTS OF ACTION" means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtors or their Estates, including (a) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (b) claims pursuant to 11 U.S.C. Section 362, (c) such claims and defenses as fraud, mistake, duress, and usury, and (d) all Avoidance Actions.

      "SCHEDULES OF ASSETS AND LIABILITIES" means the schedules of assets and liabilities filed by the Debtors in the Bankruptcy Cases, as may be amended, modified, or supplemented.

      "SCHEDULE OF EQUITYHOLDERS" means the schedule of holders of Equity Interests in the Debtors filed by the Debtors in the Bankruptcy Cases, as amended, modified or supplemented.

      "SEC" means the Securities and Exchange Commission.

      "SECURED CLAIM" means a Claim for which a Claimant asserts a valid, perfected, and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or a Claim for which a Claimant asserts a setoff under Bankruptcy Code section 553, but only to the extent of the value, determined in accordance with Bankruptcy Code section 506(a), of the Claimant's interest in the Debtors' interest in Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under 11 U.S.C. Section 1111 (b)(2).

      "SECURED LETTER OF CREDIT CLAIMS" means the Secured Claims arising under a collateralized letter of credit issued as security for the payment of a Claim against Atlas or Polar.

      "SECURED TAX CLAIM" means a Secured Claim for taxes held by a Governmental Unit, including cities, counties, school districts, and hospital districts, (a) entitled by statute to assess taxes based on the value or use of real and personal property and/or to obtain a Lien against such property to secure payment of such taxes; or (b) entitled to obtain a Lien on property to secure payment of any tax claim specified in 11 U.S.C. Section 507(a)(8).

      "SECURITIES CLASS ACTION CLAIM" means any pending claim asserted against Non-Released Parties in that certain securities class action litigation styled In re Atlas Air Worldwide Holdings, Inc., in Civil Action 02-CV-8334 (WCC) pending in the United States District Court for the Southern District of New York.

      "SENIOR NOTE CLAIM" means an Unsecured Claim arising under or evidenced by the Senior Notes.

      "SENIOR NOTE INDENTURES" means, collectively, (a) the 9 1/4% Senior
Note Indenture, (b) the 9 3/8% Senior Note Indenture, and (c) the 10 3/4% Senior Note Indenture.

      "SENIOR NOTE NOMINEE" means record holders of the Senior Notes, including limitation, brokers, banks, dealers, or other agents or nominees.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "SENIOR NOTES" means, collectively, (a) the 10 3/4% Senior Notes due
2005 issued by Atlas in the aggregate principal amount of $150 million pursuant to the 10 3/4% Senior Note Indenture, (b) the 9 1/4% Senior Notes due 2008 issued by Atlas in the aggregate principal amount of $175 million pursuant to the 9 1/4% Senior Note Indenture, and (c) the 9 3/8% Senior Notes due 2006 issued by Atlas in the aggregate principal amount of $150 million pursuant to the 9 3/8% Senior Note Indenture.

      "SOLICITATION MATERIALS" means the Disclosure Statement Approval Order, the Disclosure Statement, the Plan, Solicitation Letters, Ballot, Subscription Form, and any other materials authorized by the Bankruptcy Court to be used in the solicitation of votes on the Plan.

      "STATEMENT OF FINANCIAL AFFAIRS" means the statement of financial affairs filed by the Debtors in the Bankruptcy Cases, as may be amended, modified, or supplemented.

      "SUBORDINATION AGENT" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Subordination Agent under the Intercreditor Agreements executed in connection with each of the EETC Transactions.

      "SUBORDINATED CLAIM" means a Claim that is subordinated to General Unsecured Claims pursuant to (a) a contract or agreement, (b) a Final Order declaring that such Claim is subordinated in right of payment, or (c) any applicable provision of the Bankruptcy Code, including 11 U.S.C. Section 510, or other applicable law. Subordinated Claims specifically include any Claim for punitive damages provided for under applicable law.

      "SUBSCRIBING CREDITOR" means the holder of a Class Atlas - 4.1 General Unsecured Claim entitled to acquire Subscription Stock pursuant to Subscription Rights under the Plan.

      "SUBSCRIPTION AMOUNT" means $20,153,074.20.

      "SUBSCRIPTION RIGHTS" means the rights granted to holders of Class Atlas -
4.1 Allowed General Unsecured Claims under the Plan affording such Creditors the right to purchase Subscription Stock at $ 11.60 per share.

      "SUBSCRIPTION STOCK" means 1,158,223 shares of New Common Stock.

      "TREASURY REGULATIONS" means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

      "UNSECURED CLAIM" means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to 11 U.S.C. Section 506(a), any Claim of a Creditor against the Debtors to the extent that such Creditor's Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract under 11 U.S.C. Section 365, and any Claim not otherwise classified under the Plan.

      "VOTING DEADLINE" means the deadline established by the Bankruptcy Court for submitting a Ballot to accept or reject the Plan.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

      "VOTING RECORD DATE" means June 8, 2004.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                    EXHIBIT B
                    TERM SHEET FOR MANAGEMENT INCENTIVE PLAN

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                    EXHIBIT B

                    TERM SHEET FOR MANAGEMENT INCENTIVE PLAN

1. Description and Purpose of Plan: In connection with their chapter 11 cases, the Debtors will adopt the Management Incentive Plan (the "Incentive Plan"). The purpose of this plan is to retain and motivate individuals who are key to the company in the creation of future company value.

2. Effective Date: The Effective Date as defined in the Debtors' Second Amended Joint Chapter 11 Plan.

3. Participants: The Incentive Plan will initially consist of approximately 66 key executives and employees who have participated in the Debtors' long-term incentive plans in the past. The participants consist of the 16 most senior key management employees (e.g., members of the senior management team and vice presidents) and 50 senior directors and directors (that is, key staff and operating positions).

4. Shares Reserved for Future Awards: Ten percent (10%) of the New Common Stock (on a fully diluted basis) will he set aside for equity-based compensation awards under the Incentive Plan. The incentives under the Incentive Plan will be awarded as follows:

            - Five percent (5%) of the New Common Stock will be awarded in the form of shares and stock options to eligible participants on the eleventh trading day after the Effective Date (the "Emergence Grant").

            - Three percent (3%) of the New Common Stock will be awarded to participants within 180 days after the Effective Date. The board of directors of the reorganized Holdings, in its discretion, will determine which participants may receive awards and the corresponding size of each participant's award, subject only to the allocation of the entire 3% of the New Common Stock.

            - Two percent (2%) of the New Common Stock will be reserved for future awards to new hires, promotions, new board members, etc.

5. The Emergence Grant under the Incentive Plan: This Emergence Grant will be made on the eleventh trading day after the Effective Date as follows:

            - Certain eligible participants will receive restricted shares of the New Common Stock equal to 2.5% of the aggregate shares of New Common Stock on a fully diluted basis. The remaining portion of such participants share of the Emergence Grant (after awards to the remaining eligible participants referenced below) will be awarded to such participants in the form of stock options.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

            - The remaining eligible participants will receive 2,500 stock options per participant.

      Stock options issued under the Emergence Grant will be struck at the average of the daily closing prices for the ten trading days following the Effective Date (the "Closing Price").

6. Vesting of Incentive Awards: Awards of stock options and restricted stock will vest pursuant to a three-year graded vesting schedule, and will be tied only to the participant's continued employment with the reorganized Debtors, The following is the vesting schedule:

    Award                           Proposed Vesting Schedule
    -----                           -------------------------
Stock  Options          One-third of each award will vest on each of the first
                        three anniversaries of the Effective Date; provided,
                        however, that awards will vest 100% on a
                        change-in-control of the Debtors.

Restricted Stock        One-third of each award will vest on each of the first
                        three anniversaries of the Effective Date; provided,
                        however, that awards will vest 100% on a
                        change-of-control of the Debtors.

7. Termination of Participant: If a participant's employment is terminated for any reason (other than for cause or death or disability), the participant may exercise any of his or her stock options that have vested or would have vested at the end of the particular vesting period during which the participant's employment was terminated. Except as otherwise provided, alt of the participant's stock options that are not vested on the participant's termination date, or that would have vested at the end of the particular vesting period during which the participant's employment was terminated, will be forfeited on the termination date. If the participant fails to exercise his or her vested stock options within 90 days after the termination date, the options held by the participant will be forfeited.

      If a participant's employment is terminated for cause, all of the participant's unexercised stock options (both vested and unvested) will be forfeited on the date of termination. Additionally, any unvested stock or stock units will also be forfeited on termination.

      In the event of termination for death or disability, the participant or the participant's beneficiaries (in the case of death) may exercise any of his or her stock options that are vested as of the termination date for a period of one year following the termination date. Except as otherwise provided, all of the participant's stock options that are not vested on the participant's termination date will be forfeited on the termination date. If the participant or the participant's beneficiaries fail to exercise his within the one year period, the options will be forfeited. Additionally any unvested stock or stock units will also be forfeited on termination.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                   EXHIBIT "B"

                               CURE CLAIM SUMMARY

                                                             DISPUTED/
                                          CURE CLAIM       NON-DISPUTED-
               ENTITY                       AMOUNT           DISPUTED      DEBTOR
               ------                     ----------       -------------   ------
City of Chicago                         $  667,356.77       Disputed       Polar

City of Chicago                         $   52,795.40       Disputed       Atlas

JalTrans Incorporated                   $  414,061.69     Non-Disputed     Polar

Delta Air Lines, Inc.                   $    2,298.01       Disputed       Atlas

Cargo Network Service Corporation       $   10,204.66       Disputed       Polar

Airport Group international, Inc.       $   33,206.89       Disputed       Atlas

Airport Group International, Inc.       $  281,065.44       Disputed       Polar

Volga Dnepr Unique Air Cargo, Inc.      $  686,425.13       Disputed       Atlas

United States, Department of Defense    $   43,784.78       Disputed       Atlas

United States, Department of Defense    $  114,654.30       Disputed       Polar

Goodrich Corporation                    $  208,556.77     Non-Disputed     Atlas

Key Equipment Finance                   $   86,011.48       Disputed       Atlas

GCC Statutory Trust 2000 and American
  Finance Group, Inc. dba Guaranty
  Capital Corporation                   $  453,279.31(1)    Disputed       Atlas

Alliance Airlines                       $  448,997.22     Non-Disputed     Polar

Miami-Dade County                       $  898,318.66(2)    Disputed       Atlas

Miami-Dade County                       $  609,150.89(3)    Disputed       Polar

Imagistics International, Inc.          $   96,332.06       Disputed       Polar

Gate Gourmet, Inc.                      $   80,224.40       Disputed       Atlas

KLM Royal Dutch Airlines                $4,479,781.58       Disputed       Atlas

---------------------
(1) Consists of $151,561.64 in prepayment premium, $3,000.00 in closing costs, $292,802.07 in legal fees to Dechert LLP and $2,615.60 in legal fees to Shipman & Goodwin.

(2) Consists of $669,453.24 for landing fees and aircraft parking and $228,865.42 for Lease C-783 and Lease 723.

(3) Consists of $194.948.00 for landing fees and aircraft parking and $414,202.89 for Lease C-543 and Miscellaneous.

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                                              DISPUTED/
                                           CURE CLAIM       NON-DISPUTED-
               ENTITY                        AMOUNT           DISPUTED          DEBTOR
               ------                      ----------       -------------       ------
GE Engine Services, Inc.                  $8,039,698.06(4)     Disputed          Atlas

G.E Engine Services, Inc.                 $  541,828.75        Disputed          Polar

U.S. Bank, NA and BCC Red Hook Company    $   55,125.33(5)     Disputed          Atlas

Chicago Aircraft  Incorporated            $  111,825.00        Disputed          Polar

F&E Aircraft Maintenance                  $  130,845.29      Non-Disputed    Atlas and Polar

-----------------
(4) Consists of $4,016,800.00 for cancellation charges, $1,250,221.06 (proof of claim amount $2,772,677.00 in removal costs.

(5) Consists of legal fees incurred by Vedder Price ($45,914.18) and Astigarraga Davis ($9,211.15)

                                           [UNITED STATES BANKRUPTCY COURT SEAL]

                                       25